UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SEARS HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

April 1, 2016

Dear Stockholder:

I am pleased to invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (the “Company” or “Sears Holdings”) on Wednesday, May 11, 2016. The meeting will begin at 9:00 a.m. (Central time) in the Sears Holdings General Session Room, 3333 Beverly Road, Hoffman Estates, Illinois.

We are pleased to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting.

Whether or not you plan to attend the meeting in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail).

Sincerely,

Edward S. Lampert

Chairman of the Board and Chief Executive Officer

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Notice of 2016 Annual Meeting of Stockholders

May 11, 2016

9:00 a.m. Central Time

Sears Holdings Corporation, General Session Room, 3333 Beverly Road,

Hoffman Estates, Illinois 60179

April 1, 2016

We invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (“Sears Holdings,” “Company,” “our company,” “we,” “our” or “us”) to:

1.	Elect the ten directors named in this proxy statement;
2.	Hold an advisory vote to approve the compensation of our named executive officers;
3.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016; and
4.	Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The record date for determining stockholders entitled to notice of, and to vote at, this annual meeting is March 21, 2016. Only stockholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying proxy statement.

On or about April 1, 2016 a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to our stockholders of record as of March 21, 2016 and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the meeting. Stockholders may vote their shares (1) in person at the annual meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote.

Kristin M. Coleman

Senior Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2016.

The Company’s proxy statement for the 2016 annual meeting of stockholders and the 2015 Annual Report on Form 10-K for the fiscal year ended January 30, 2016 are available at www.proxyvote.com.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, May 11, 2016. A Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com) is first being mailed to stockholders on or about April 1, 2016. For those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will not receive the Notice and will continue to receive a paper or electronic copy of the proxy materials, which is also being mailed on or about April 1, 2016.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	1

2	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

QUESTIONS AND ANSWERS

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being sent to most of our stockholders commencing on or about April 1, 2016, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the Sears Holdings 2016 annual meeting of stockholders (the “Annual Meeting”) include the Notice of Annual Meeting, this proxy statement and our 2015 Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the Annual Meeting. These three officers are Robert A. Schriesheim, Kristin M. Coleman and Robert A. Riecker.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to stockholders by its authority.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our stockholders are asked to:

•	elect the ten directors named in this proxy statement (see page 8);

•	hold an advisory vote to approve the compensation of our named executive officers as described in this proxy statement (see page 35);

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016 (see page 36); and

•	consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of the Board’s nominees for director named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016.

Who is entitled to vote?

Only holders of our common stock at the close of business on March 21, 2016 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 106,767,902 shares of common stock outstanding on the Record Date.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	3

QUESTIONS AND ANSWERS

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered stockholder” and can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I vote by telephone or through the Internet?

If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions on the proxy card. If you are a street-name stockholder, your broker or other nominee has provided information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Broadridge Financial Solutions, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Can I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Sears Holdings

Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary. The last vote received prior to the meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting.

Can I revoke a proxy?

Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 30170, College Station, Texas 77842-3170 (1-800-732-7780). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What shares are included on my Notice?

Your Notice includes all shares registered to your account in the same social security number and address, including any full and fractional shares you own under one or more of the following plans:

•	the Sears Holdings Savings Plan;

•	the Sears Holdings Puerto Rico Savings Plan; or
•	the 2006 Associate Stock Purchase Plan.

We refer to the Sears Holdings Savings Plan and the Sears Holdings Puerto Rico Savings Plan, collectively, as the “Savings Plans.”

4	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

QUESTIONS AND ANSWERS

How do I vote if I hold my shares through the Savings Plans?

If you participate in a Savings Plan (US or Puerto Rico) and have a balance in the SHLD Stock Fund, you may direct the trustee how to vote the number of shares of common stock credited to your account through the Internet, by telephone, or by U.S. mail. Your direction will be held in confidence by the Plan trustee. If you do not direct the vote of shares credited to your account in a Savings Plan (or you submit your proxy card with an unclear voting designation or with no voting designation at all), then the Plan trustee will vote the shares in your account in proportion to the way other participants in the Savings Plans vote their shares, unless contrary to the Employee Retirement Income Security Act of 1974. To allow sufficient time for the trustees of the Savings Plans to tabulate the vote of the Savings Plan shares, you must vote through the Internet, by telephone or return your proxy card so that it is received by 5:00 p.m. Eastern Time on May 9, 2016. Because shares of common stock held in the Savings Plans are registered in the name of the Savings Plan trustee, participants in the Company’s Savings Plans cannot vote Savings Plan shares or revoke prior voting instructions in person at the Annual Meeting.

What makes a quorum?

Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote, being present or represented by proxy at the meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

How many votes are needed to approve each of the proposals?

Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the ten nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our named executive officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3 : Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and Amended and Restated By-Laws, all votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve, on an advisory basis, the compensation of our named executive officers, and (2) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. With regard to the election of directors, votes may be cast in favor or withheld; votes cast in favor of a nominee will be counted for purposes of determining the nominees who will be elected; votes that are withheld will be excluded and will have no effect.

What is the effect of an abstention?

Abstentions occur when stockholders are present at the Annual Meeting, but fail to vote. The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is present in person or represented by proxy. Abstentions may be specified on all proposals (other than the election of directors). An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the proposal to approve, on an advisory basis, the compensation of our named executive officers, and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of our named executive officers unless they receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	5

QUESTIONS AND ANSWERS

Who may attend the Annual Meeting?

Any stockholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. Registration will begin at 8:30 a.m. and seating will begin at 8:45 a.m.

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own Sears Holdings common stock as of the close of business on the Record Date will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your admission ticket. If you are a registered stockholder and you received printed copies of your proxy materials by mail, an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If you are a street-name stockholder, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Sears Holdings shares as of the Record Date. You may also contact your bank or broker to obtain a written legal proxy. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Can I access future annual meeting materials through the Internet rather than receiving them by mail?

Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2016 Annual Report on Form 10-K and the proxy statement for our 2017 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.

What is “householding”?

Sears Holdings has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company will deliver the requested documents to you promptly upon your request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you may revoke your consent by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You may also revoke your consent by contacting Sears Holdings’ householding agent by calling toll free at 1-

800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street-name, please contact your bank, broker or other holder of record to request information about householding.

6	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board of Directors (the “Board”) is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.searsholdings.com under the heading “Investors—Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent directors to the extent required by the securities laws and the NASDAQ listing rules;
•	Independent directors are to meet regularly, at least twice a year, in executive session without management present;

•

The Board and its committees have the power to engage at the Company’s expense independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance; and

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively.

Director Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each director. In making its independence determinations, the Board considers transactions, relationships and arrangements between Sears Holdings and entities with which directors are associated as executive officers, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a retail company such as Sears Holdings.

As a result of this review, the Board affirmatively determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the applicable NASDAQ listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

Cesar L. Alvarez

Bruce R. Berkowitz

Paul G. DePodesta

Alesia J. Haas

William C. Kunkler III

Steven T. Mnuchin

Ann N. Reese

Thomas J. Tisch

In determining that director Cesar L. Alvarez met the applicable independence standards, the Board considered his relationship with affiliates of Fairholme Capital Management, LLC, a significant stockholder, and the annual amounts paid by Sears Holdings to the law firm of Greenberg Traurig, LLP, where he serves as co-chairman.

In determining that director Bruce R. Berkowitz met the applicable independence standards, the Board considered his relationship with affiliates of Fairholme Capital Management, LLC, a significant stockholder.

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing rules. The Board has further determined that Ann N. Reese, the chair of the Audit Committee and William C. Kunkler, III are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Mr. Kamlani became President, ESL Investments, Inc., in March 2016. In connection with this appointment, the Board determined that Mr. Kamlani no longer meets the standards of independence under our Corporate Governance Guidelines and the applicable NASDAQ listing rules or the heightened independence criteria applicable to audit committee members under the NASDAQ listing rules. Mr. Kamlani ceased to serve on the Audit Committee as of March 2016.

The Board has also determined that all members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NASDAQ listing rules.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	7

ITEM 1.    ELECTION OF DIRECTORS

Item 1 is the election to our Board of the ten nominees named in this proxy statement. If elected, the ten nominees named in this proxy statement will hold office until the next annual meeting or until their successors are elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The number of Directors constituting the entire Board of Directors is currently fixed at ten. The proxies may not vote for the election of more than ten nominees for Director at the Annual Meeting.

The Board of Directors expects all nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

Bruce R. Berkowitz and Alesia J. Haas were elected to the Board of Directors on February 24, 2016. Mr. Berkowitz was known to the Board of Directors based on his status as a long-time holder of the Company’s stock, and Ms. Haas was recommended for nomination by one of our non-employee directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE TEN NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Cesar L. Alvarez

Director since 2013

Cesar L. Alvarez, 68, has served since January 2016 as Senior Chairman of the international law firm of Greenberg Traurig, LLP and previously served as its Chief Executive Officer from 1997 until his election as Executive Chairman in February 2010, its Executive Chairman from February 2010 until his election as Co-Chairman in February 2012, and Co-Chairman from February 2012 until his election as Senior Chairman. He joined Greenberg Traurig in 1973. Mr. Alvarez also serves on the board of directors of Fairholme Funds, Inc. and certain of its affiliates; Intrexon Corporation; Mednax, Inc.; and The St. Joe Company. Mr. Alvarez brings to the Board 20 years of management experience at one of the nation’s largest law firms (with over $1.3 billion in revenue with professionals providing services in 38 locations across the country and abroad), as well as his many years of corporate experience both advising clients on corporate and securities matters and serving on the boards of directors of publicly traded and private companies.

Bruce R. Berkowitz

Director since 2016

Bruce R. Berkowitz, 57, serves as the Chief Investment Officer of Fairholme Capital Management, L.L.C., an investment adviser registered with the SEC since August 1997, and as President and a director of Fairholme Funds, Inc., a SEC-registered investment company providing investment management services to three mutual funds, a role he has held since December 1999. Mr. Berkowitz also is the Chairman of the Board of Directors of the Fairholme Trust Company, L.L.C., a Florida-chartered non-depository trust company. He also is the Managing Member of the General Partner of The Fairholme Partnership, LP, the Chairman of Board of Directors of Fairholme Offshore Partners Fund, Ltd., and currently serves as a non-executive Chairman and director of The St. Joe Company. Mr. Berkowitz brings to the Board financial and business expertise from his position as an investment fund manager, as well as additional perspective as a longstanding significant stockholder in the Company.

Paul G. DePodesta

Director since 2012

Paul G. DePodesta, 43, is Chief Strategy Officer for the Cleveland Browns football team, and has served in that position since January 2016. From November 2010 until January, 2016, he served as Vice President, Player Development & Amateur Scouting for the New York Mets major league baseball club. From November 2008 until November 2010, he served as Executive Vice President for the San Diego Padres major league baseball club. From July 2006 until November 2008, he served as Special Assistant for Baseball Operations with the San Diego Padres. For nine years prior to joining the San Diego Padres, Mr. DePodesta worked in a variety of positions with other major league baseball clubs, including time as the Executive Vice President and General Manager for the Los Angeles Dodgers major league baseball club. Mr. DePodesta brings to the Board extensive experience as a leader and manager, including expertise in evaluating, procuring and developing talent and in creating and using processes and systems to evaluate individuals, teams and organizations.

Alesia J. Haas

Director since 2016

Alesia J. Haas, 39, served from January 2013 until August 2015 as Chief Financial Officer of OneWest Bank, NA, a $22 billion commercial bank, which was acquired by CIT Group Inc. in August 2015. She was formerly the Interim Chief Financial Officer of OneWest Bank from September 2012 until January 2013, and Head of Strategy for OneWest Bank since 2009, and her prior experience includes various investment banking, strategy and other roles with Merrill Lynch and General Electric. Ms. Haas brings to the Board extensive business experience as a former finance and strategy executive at a significant financial institution.

8	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

ITEM 1.    ELECTION OF DIRECTORS

Kunal S. Kamlani

Director since 2014

Kunal S. Kamlani, 43, is President, ESL Investments, Inc., and has served in this position since March 2016. Mr. Kamlani previously served as President and Chief Operating Officer of Prestige Cruise Holdings, the parent company of Oceania Cruises and Regent Seven Seas Cruises, from August 2011 until December 2014, prior to which he served as its chief financial officer from August 2009 to March 2010. From March 2010 to May 2011 he served as head of the Global Investment Solutions division of Bank of America/Merrill Lynch. Mr. Kamlani also served as Managing Director and Chief Operating Officer of Smith Barney from October 2006 until June 2009. Mr. Kamlani has served on the board of directors of Staples Inc. since June 2015. Mr. Kamlani brings to the Board extensive experience in corporate finance, operational excellence and organizational leadership.

William C. Kunkler, III

Director since 2009

William C. Kunkler, III, 59, is the Vice President-Operations of CC Industries, Inc., an affiliate of Henry Crown and Company, and has served in that position, as well as other officer positions, since 1994. CC Industries, Inc. is a private equity firm focused on manufacturing companies and real estate investments. Mr. Kunkler has extensive manufacturing company experience and a thorough understanding of business operations, including finance and accounting principles and functions as well as operational methodologies, garnered from his experience as an executive officer and director of various companies. He also has strong ties to the Chicago area, the location of Sears Holdings Corporation’s corporate headquarters.

Edward S. Lampert

Director since 2005

Edward S. Lampert, 53, is Chairman of our Board of Directors, and our Chief Executive Officer. He is also the Chairman and Chief Executive Officer of ESL Investments, Inc., which he founded in April 1988. Since July 2015, Mr. Lampert has served as Chairman of the Board of Trustees of Seritage Growth Properties. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies. He also served as Chairman of the Board of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Steven T. Mnuchin

Director since 2005

Steven T. Mnuchin, 53, has served as Chairman and Chief Executive Officer or in a similar capacity of Dune Capital Management LP, a private investment firm, since September 2004. Mr. Mnuchin also served as Vice Chairman of CIT Group Inc., a bank holding company, from September 2015 through March 2016, and previously served as Chairman and Chief Executive Officer of One West Bank Group LLC, the holding company of OneWest Bank, from January 2009 to August 2015, until its acquisition by CIT Group. Mr. Mnuchin is a trustee of The Museum of Contemporary Art, Los Angeles and LAPD Foundation and life trustee of New York Presbyterian Hospital. Mr. Mnuchin brings extensive experience in investment strategy and finance to the Sears Holdings Board through his positions at a financial institution and a private investment firm. He also gained extensive information technology experience during his tenure as the Chief Information Officer of Goldman, Sachs & Co. He served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Ann N. Reese

Director since 2005

Ann N. Reese, 63, co-founded the Center for Adoption Policy in New York in 2001 and serves as its Executive Director. Prior to co-founding the Center, Ms. Reese served as a Principal with Clayton, Dubilier & Rice, a private equity investment firm, in 1999 and 2000. From 1995 to 1998, she was Executive Vice President and Chief Financial Officer of ITT Corporation, a hotel and gaming company. Ms. Reese is a director of Xerox Corporation and Genesee & Wyoming Inc. Ms. Reese served as a director of Merrill Lynch & Co., Inc. from July 2004 until its acquisition by Bank of America Corporation in January 2009. Ms. Reese also served as director of The Jones Group Inc. from July 2003 to May 2011. Ms. Reese has extensive executive experience in corporate finance, financial reporting and strategic planning through her position as a public company chief financial officer as well as corporate governance expertise gained from her experience on other public company boards. Ms. Reese also served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Thomas J. Tisch

Director since 2005

Thomas J. Tisch, 61, has served as the Managing Partner of Four Partners, a private investment firm, since 1992. He has served as the Chancellor of Brown University since July 2007, and he is also a trustee of New York University Medical Center. Mr. Tisch brings financial and general business expertise to the Sears Holdings Board from his position at a private investment firm. Mr. Tisch also served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board of Directors.

While the Company does not have a formal diversity policy, as mentioned above, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of professions, skills and backgrounds.

The Board met 11 times during fiscal year 2015 (the fiscal year ended January 30, 2016). All of the directors attended at least 75% of the Board meetings and the meetings of the committees on which they then served. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors who stood for election at the 2015 annual meeting attended that meeting.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	9

ITEM 1.    ELECTION OF DIRECTORS

Committees of the Board of Directors

The Board has standing Audit, Compensation, Finance, and Nominating and Corporate Governance Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NASDAQ listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2015.

	Audit		Compensation		Finance		Nominating and Corporate Governance
C. Alvarez							X
B. Berkowitz
P. DePodesta			X				X
A. Haas
K. Kamlani					X
W. Kunkler	X				X
E. Lampert					X	*
S. Mnuchin					X		X	*
A. Reese	X	*	X
T. Tisch	X		X	*
2015 Meetings	10		5		2		3
*	Committee chair

Each committee operates under a written charter. The charters are available on the Corporate Governance section of our corporate website, www.searsholdings.com. The principal functions of each Committee are summarized below:

Audit Committee

•	Responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report;

•	Hires, subject to stockholder ratification, the independent registered public accounting firm to perform the annual audit;

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviews financial reports, internal controls and risk exposures;

•	Reviews management’s plan for establishing and maintaining internal controls;
•	Reviews the scope of work performed by the internal audit staff; and

•	Discusses with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies.

The Audit Committee has a Related Party Transactions Subcommittee (the “RPT Subcommittee”) to assist the Audit Committee by reviewing potential related party transactions; material amendments to, or modifications, terminations or extensions of agreements involving related party transactions; and the Company’s guidelines and policies with regard to related party transactions generally. The RPT Subcommittee may approve or pre-approve certain types of related party transactions (and present them to the Audit Committee or the Board at its next scheduled meeting) or may, if it deems it advisable, refer them to the Audit Committee or the Board for review. The RPT Subcommittee met six times in fiscal year 2015. The members of the RPT Subcommittee for fiscal year 2015 were Ms. Reese (chair), Mr. Kunkler and Mr. Kamlani.

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers;

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives;

•	Reviews compensation discussion and analysis for inclusion in the Company’s proxy statement; and
•	Evaluates whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

The Company has a standing Stock Plan Committee. The sole member of the Stock Plan Committee for fiscal year 2015 was Thomas J. Tisch. The Compensation Committee has delegated authority to the Stock Plan Committee to approve restricted stock awards of up to $150,000 to employees below the level of Senior Vice President. The Compensation Committee also has delegated authority to the Stock Plan Committee and to the Vice President, Talent & Human Capital Services, to approve increases in base salary of up to 10% and/or annual incentive plan award increases of up to 10% to officers at the level of Senior Vice President and above. No actions were taken pursuant to this delegation during fiscal year 2015.

10	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

ITEM 1.    ELECTION OF DIRECTORS

Finance Committee

•	Establishes and oversees matters related to capital allocation and expenditure policies and budgets;

•	Establishes policies and procedures related to our company’s share repurchase programs;

•	Oversees financial, capital and insurance risk;
•	Reviews our annual business plan;

•	Reviews policies and investments related to retirement plans, including our pension and savings plans; and

•	Reviews operating performance metrics and investment rates of return.

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance;

•	Recommends to the full Board the nominees for directors;
•	Reviews recommended compensation arrangements for the Board; and

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Communications with the Board of Directors

You may contact any non-employee director, or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Sears Holdings Corporation Board of Directors—c/o Corporate Secretary, Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Communications are distributed to the Board, a committee of the Board, or any Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, resumes and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, the Board believes that it is in the best interest of the Company to make such a determination at the time that it elects a new Chief Executive Officer. Mr. Lampert, our Chairman of the Board, was also elected by the Board to the position of Chief Executive Officer and thus serves in both capacities. The Board selected Mr. Lampert to ensure continuity of leadership, sharpen the Company’s strategy, continue the momentum of the transformation of the Company and accelerate the progress that the Company has made. The Company’s By-Laws provide that the independent directors may appoint a lead independent director to preside over each executive session of the independent directors.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee, Compensation Committee and the Finance Committee above and in the charters of the Audit Committee, the Compensation

Committee and the Finance Committee. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on director candidates from a variety of sources, including current directors. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence, economic interest in the

Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. While the Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2015.

Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	11

ITEM 1.    ELECTION OF DIRECTORS

that it is important to align the interests of directors with those of our stockholders, and therefore encourages each director and director nominee to own shares of our common stock in an amount that is meaningful to that individual. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experiences and perspectives to the Board.

You can nominate a candidate for election to the Board by complying with the nomination procedures in our By-Laws. For an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Corporate Secretary not later than 90 days in advance of such meeting. However, if the annual meeting is not held on or within eight days of the fourth Tuesday in May of a year, and if the Company provides stockholders with less than 100 days’ notice or public disclosure of the meeting date, the stockholder notice must be given not later than the 10th day following the notice or public disclosure of the meeting date. For an election to be held at a special meeting of stockholders, notice by a stockholder must be given not later than the 10th day following the date on which the

Company first provides stockholders with notice or public disclosure of the meeting date.

A stockholder’s notice to the Corporate Secretary must be in writing and be delivered to Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary, and must include:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

12	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Directors and Management

Except as otherwise set forth below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 21, 2016 by:

•	each of our directors and director nominees;

•	each named executive officer (as defined under “Summary Compensation Table”); and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
Cesar L. Alvarez	—		*
Jeffrey A. Balagna	11,094		*
Bruce R. Berkowitz	26,731,048	(4)	25.0%
Paul G. DePodesta	3,045	(5)	*
Alesia J. Haas	—		*
Kunal S. Kamlani	500		*
William C. Kunkler, III	29,823	(6)	*
Girish Lakshman	—		*
Edward S. Lampert	64,370,718	(7)	54.6%
Steven T. Mnuchin	32,999	(8)(9)	*
Leena Munjal	765		*
Ann N. Reese	12,059	(10)	*
Robert A. Schriesheim	45,103		*
Thomas J. Tisch	4,412,296	(11)	4.1%
Directors and Executive Officers as a group (19 persons)	95,649,450		80.6%
*	Less than 1%
(1)	The address of each beneficial owner is c/o Sears Holdings Corporation, 3333 Beverly Road, Hoffman Estates, Illinois 60179.
(2)	Ownership includes:
•	shares in which the director or executive officer may be deemed to have a beneficial interest; and
•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances.

Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)

The “Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 106,767,902, the number of shares of our common stock outstanding as of March 21, 2016 (plus for each named person, the number of shares of common stock not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(4)	Please see footnotes (5) and (6) to the Security Ownership of 5% Beneficial Owners on page 14.
(5)	Includes 545 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares.
(6)

Includes (a) 23,147 shares that Mr. Kunkler has pledged as security for a loan to JPMorgan Chase Bank, N.A., (b) 4,787 shares that may be acquired by Mr. Kunkler within 60 days upon the exercise of warrants to purchase shares, (c) 1,573 shares held by his spouse, and (d) 316 shares that may be acquired by his spouse within 60 days upon the exercise of warrants to purchase shares. Mr. Kunkler disclaims beneficial ownership of the shares held, or that may be acquired, by his spouse.

(7)	Please see footnotes (2), (3) and (4) to the Security Ownership of 5% Beneficial Owners on page 14.
(8)

Includes (a) 3,871 shares that may be acquired by Mr. Mnuchin within 60 days upon the exercise of warrants to purchase shares, (b) 8,000 shares owned by the Steven T. Mnuchin 2002 Family Trust (the “Mnuchin Trust”), (c) 1,636 shares that may be acquired by the Mnuchin Trust within 60 days upon the exercise of warrants to purchase shares, (d) 600 shares owned by other family trusts and custodial accounts (the “Mnuchin Custodial Accounts”), the beneficial interests of which are owned by members of Mr. Mnuchin’s immediate family, and (e) 105 shares that may be acquired by the Mnuchin Custodial Accounts within 60 days upon the exercise of warrants to purchase shares.

(9)

Does not include (a) 200 common shares held by the Trust fbo Michael Paul Mortara 1992 or (b) 200 common shares held by the Trust fbo Matthew Peter Mortara 1992. Mr. Mnuchin acts as trustee for each of these trusts and has no pecuniary interest in the holdings or transactions of such trusts. Mr. Mnuchin disclaims beneficial ownership of these shares.

(10)	Includes 2,059 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares.
(11)

Includes (a) 2,426,908 shares owned by Andrew H. Tisch, Daniel R. Tisch and James S. Tisch, brothers of Thomas J. Tisch, or by trusts of which they are the managing trustees and beneficiaries, in respect of which Thomas J. Tisch has sole voting power and 89,941 owned by two foundations over which Mr. Tisch exercises shared voting power, and (b) 582,604 shares that may be acquired by such persons or trusts within 60 days upon the exercise of warrants to purchase shares. Thomas J. Tisch disclaims beneficial ownership of these shares. Also includes 136,272 shares that may be acquired by Mr. Tisch within 60 days upon the exercise of warrants to purchase shares.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	13

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our common stock as of March 21, 2016 by persons known by us to beneficially own 5% or more of our outstanding common stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
ESL Investments, Inc. and related entities(3) 1170 Kane Concourse, Suite 200 Bay Harbor Islands, Florida 33154	64,370,718	(4)	54.6%
Fairholme Capital Management, L.L.C. and related entities(5) 4400 Biscayne Boulevard, 9th Floor Miami, Florida 33137	26,731,048	(6)	25.0%
(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)

The “Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 106,767,902, the number of shares of our common stock outstanding as of March 21, 2016 (plus for each named person, the number of shares of common stock not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(3)

Beneficial ownership is based on ownership as set forth in the Schedule 13D/A filed by the following persons with the SEC on February 4, 2016, as updated by subsequent Form 4 filings on each of February 12, 2016 and March 2, 2016. The persons (“ESL Persons”) consist of ESL Investments, Inc., a Delaware corporation (“Investments”); Edward S. Lampert; ESL Partners, L.P., a Delaware limited partnership (“Partners”); SPE I Partners, LP, a Delaware limited partnership (“SPE Partners”); SPE Master I, LP, a Delaware limited partnership (“SPE Master”); and RBS Partners, L.P., a Delaware limited partnership (“RBS”). Mr. Lampert is Chairman, Chief Executive Officer and Director of Investments and a limited partner of RBS. Investments is the general partner of RBS and the manager of RBSIM. RBS is the general partner of Partners, SPE Partners and SPE Master.

(4)

Investments has sole voting power and sole dispositive power as to 27,144,570 shares of Sears Holdings (which includes 4,808,465 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares) and shared dispositive power as to 37,226,148 shares of Sears Holdings (which includes 6,328,687 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares); Edward S. Lampert has sole voting power as to 64,370,718 shares of Sears Holdings (which includes 11,137,152 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares),sole dispositive power as to 27,144,570 shares of Sears Holdings (which includes 4,808,465 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares) and shared dispositive power as to 37,025,456 shares of Sears Holdings (which includes 6,328,687 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares); RBS has sole voting power and sole dispositive power as to 27,144,570 shares of Sears Holdings (which includes 4,808,465 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares) and shared dispositive power as to 37,226,148 shares of Sears Holdings (which includes 6,328,687 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares); Partners has sole voting power and sole dispositive power as to 26,801,105 shares of Sears Holdings (which includes 4,808,465 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares) and shared dispositive power as to 37,226,148 shares of Sears Holdings (which includes 6,328,687 shares that may be acquired within 60 days upon the exercise of warrants to purchase shares); SPE Partners has sole voting power and sole dispositive power as to 150,124 shares of Sears Holdings; and SPE Master has sole voting power and sole dispositive power as to 193,341 shares of Sears Holdings.

(5)

Beneficial ownership is based on ownership as of March 21, 2016 as set forth in the Schedule 13D/A filed by Fairholme Capital Management, L.L.C., Bruce R. Berkowitz and Fairholme Funds, Inc. with the SEC on March 22, 2016, as updated by a subsequent Form 4 filing on March 22, 2016.

(6)

The shares of common stock are owned, in the aggregate, by Bruce R. Berkowitz and various investment vehicles managed by Fairholme Capital Management, L.L.C. (“FCM”). FCM disclosed shared voting power as to 20,731,873 shares of Sears Holdings and shared dispositive power as to 25,818,048 shares of Sears Holdings. Fairholme Funds, Inc. disclosed shared voting power and shared dispositive power as to 16,291,673 shares of Sears Holdings, of which 14,497,773 shares are owned by The Fairholme Fund and 1,793,900 shares are owned by The Fairholme Allocation Fund, each a series of Fairholme Funds, Inc. Bruce R. Berkowitz disclosed sole voting power and sole dispositive power as to 913,000 shares of Sears Holdings, shared voting power as to 20,731,873 shares of Sears Holdings and shared dispositive power as to 25,818,048 shares of Sears Holdings. Because Mr. Bruce R. Berkowitz, in his capacity as the Managing Member of FCM or as President of Fairholme Funds, Inc., has voting or dispositive power over all shares beneficially owned by FCM, he is deemed to have beneficial ownership of all of the shares.

14	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Investment of Surplus Cash

Our Board has delegated authority to direct investment of our surplus cash to Mr. Lampert, subject to various limitations that have been or may be from time to time adopted by the Board of Directors and/or the Finance Committee of the Board of Directors. Mr. Lampert is Chairman of our Board of Directors and its Finance Committee and is the Chairman and Chief Executive Officer of ESL Investments, Inc. (together with its affiliated funds, “ESL”). Mr. Lampert is also our Chief Executive Officer and Chairman of our Board. Neither Mr. Lampert nor ESL will receive compensation for any such investment activities undertaken on our behalf, other than Mr. Lampert’s compensation as our Chief Executive Officer. ESL owned approximately 50% of our outstanding common stock at January 30, 2016.

Further, to clarify the expectations that the Board of Directors has with respect to the investment of our surplus cash, the Board has renounced, in accordance with Delaware law, any interest or expectancy of the Company associated with any investment opportunities in securities that may come to the attention of Mr. Lampert or any employee, officer, director or advisor to ESL and its affiliated investment entities (each, a “Covered Party”) who also serves as an officer or director of the Company other than (a) investment opportunities that come to such Covered Party’s attention directly and exclusively in such Covered Party’s capacity as a director, officer or employee of the Company, (b) control investments in companies in the mass merchandising, retailing, commercial appliance distribution, product protection agreements, residential and commercial product installation and repair services and automotive repair and maintenance industries and (c) investment opportunities in companies or assets with a significant role in our retailing business, including investment in real estate currently leased by the Company or in suppliers for which the Company is a substantial customer representing over 10% of such companies’ revenues, but excluding investments of ESL that were existing as of May 23, 2005.

Unsecured Commercial Paper

During fiscal year 2015, ESL and its affiliates held unsecured commercial paper issued by Sears Roebuck Acceptance Corp. (“SRAC”), an indirect wholly owned subsidiary of Sears Holdings. For the commercial paper outstanding to ESL, the weighted average of each of maturity, annual interest rate, and principal amount outstanding for this commercial paper in fiscal year 2015 was 32.0 days, 4.55% and $8.8 million, respectively. The largest aggregate amount of principal outstanding to ESL at any time since the beginning of fiscal year 2015 was $100 million and the aggregate amount of interest paid by SRAC to ESL during fiscal year 2015 was $0.4 million. ESL held none of our commercial paper at January 30, 2016, including any held by Mr. Lampert. During 2015, Fairholme and its affiliates held unsecured commercial paper issued by SRAC. For the commercial paper outstanding to Fairholme, the weighted average of each maturity, annual interest rate, and principal amount outstanding for this commercial paper was 7 days, 3.70% and $4.5 million in 2015. The largest aggregate amount of principal outstanding to Fairholme at any time since the beginning of 2015 was $5 million and the aggregate amount of interest paid by SRAC to Fairholme during 2015 was $0.01 million. The commercial paper purchases were made in the ordinary course of business on substantially the same terms, including interest rates, as terms prevailing for comparable transactions with other persons, and did not present features unfavorable to the Company.

Secured Short-Term Loan

In September 2014, the Company, through Sears, Sears Development Co., and Kmart Corporation (“Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a $400 million secured short-term loan (the “Loan”) with JPP II, LLC and JPP, LLC (together, the “Lender”), entities affiliated with ESL and Fairholme. The Loan was originally scheduled to mature on December 31, 2014. As permitted by the Loan agreement, the Company paid an extension fee equal to 0.5% of the principal amount to extend the maturity date of the Loan to February 28, 2015. The Loan had an annual base interest rate of 5% and was guaranteed by the Company and secured by a first priority lien on certain real properties owned by the Borrowers.

The outstanding balance of the Loan was repaid in part on March 2, 2015, and the remaining portion of the balance was repaid on June 1, 2015.

Senior Secured Notes and Subsidiary Notes

At January 30, 2016, Mr. Lampert and ESL held an aggregate of $11 million of principal amount of the Company’s 6 5/8% Senior Secured Notes due 2018 (the “Senior Secured Notes”). Mr. Lampert and ESL tendered approximately $165 million of the Company’s Senior Secured Notes in the tender offer to purchase for cash up to $1.0 billion principal amount of its outstanding Senior Secured Notes in third quarter 2015 (the “Offer”). At January 31, 2015, Mr. Lampert and ESL held an aggregate of $205 million of principal amount of the Company’s Senior Secured Notes.

At January 30, 2016, Fairholme held an aggregate of approximately $22 million of principal of the Company’s Senior Secured Notes. Fairholme tendered approximately $207 million of the Company’s Senior Secured Notes in the Offer. At January 31, 2015, Fairholme held an aggregate of $183 million of principal amount of the Company’s Senior Secured Notes.

Subsidiary Notes

At January 30, 2016, Mr. Lampert and ESL held an aggregate of $3 million of principal amount of unsecured notes issued by SRAC (the “Subsidiary Notes”).

At January 30, 2016, Fairholme held an aggregate of $14 million of principal amount of the Subsidiary Notes.

Senior Unsecured Notes and Warrants

At January 30, 2016, Mr. Lampert and ESL held an aggregate of approximately $193 million of principal amount of the Company’s Senior Unsecured Notes and 10,033,472 warrants to purchase shares of Holdings common stock.

At January 30, 2016, Fairholme held an aggregate of approximately $360 million of principal amount of the Company’s Senior Unsecured Notes and 6,839,379 warrants to purchase shares of Holdings common stock.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	15

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Sears Canada

ESL owns approximately 45% of the outstanding common shares of Sears Canada Inc. (“Sears Canada”) (based on publicly available information as of January 5, 2016). Fairholme owns approximately 18% of the outstanding common shares of Sears Canada (based on publicly available information as of February 16, 2016).

The Company and certain of its subsidiaries engage in transactions with Sears Canada pursuant to the following agreements and arrangements: (1) a licensing agreement pursuant to which the Company gives Sears Canada a royalty-free license to use the name “Sears” as part of Sears Canada’s corporate name, as well as to use other brand names such as Kenmore, Craftsman and DieHard; (2) an information technology agreement pursuant to which the Company and Sears Canada share information technology and software development, ownership and costs; (3) an import services agreement pursuant to which a subsidiary of the Company will perform certain import services at Sears Canada’s request, including coordination of merchandise shipments and inspections of imported merchandise; and (4) the performance by the Company of other services for Sears Canada outside the scope of the foregoing agreements on market terms and conditions which may include, among other services, financial advisory, operations and maintenance, development, and operations management. In fiscal year 2015, Sears Canada paid the Company or its subsidiaries an aggregate of approximately $3 million, and the Company or its subsidiaries paid Sears Canada approximately $0.1 million, under the foregoing arrangements.

Lands’ End

ESL owns approximately 54% of the outstanding common stock of Lands’ End (based on publicly available information as of January 19, 2016). Fairholme owns approximately 10% of the outstanding common shares of Lands’ End (based on publicly available information as of February 16, 2016). Holdings and certain of its subsidiaries entered into a transition services agreement in connection with the spin-off pursuant to which Lands’ End and Holdings will provide to each other, on an interim, transitional basis, various services, which may include, but are not limited to, tax services, logistics services, auditing and compliance services, inventory management services, information technology services and continued participation in certain contracts shared with Holdings and its subsidiaries, as well as agreements related to Lands’ End Shops at Sears and participation in the Shop Your Way® program.

Amounts due to or from Lands’ End are non-interest bearing, and generally settled on a net basis. Amounts related to revenue from retail services and rent for Lands’ End Shops at Sears, participation in the Shop Your Way® program and corporate shared services were $69 million during 2015. The amounts Lands’ End earned related to call center services and commissions were $10 million during 2015. The Company also paid Lands’ End $1,347,000 for uniforms and work-related clothing, $645,000 related to inventory for resale in one Kmart store, and $652,000 for Lands’ End merchandise purchased via Sears.com Marketplace sales in fiscal 2015.

Sears Hometown

On October 11, 2012, the Company completed the separation of our Sears Hometown and Outlet businesses through a rights offering (the “Sears Hometown separation”). ESL owns approximately 51% of the outstanding common stock of Sears Hometown and Outlet Stores, Inc. (“Sears Hometown”) (based on publicly available information as of February 9, 2016). The Company and certain of its subsidiaries engage in transactions with Sears Hometown pursuant to various agreements with Sears Hometown which, among other things, (1) govern the principal transactions relating to the rights offering and certain aspects of our relationship with Sears Hometown following the Sears Hometown separation, (2) establish terms under which Sears Holdings and certain of its subsidiaries will provide Sears Hometown with services, and (3) establish terms pursuant to which Sears Holdings and certain of its subsidiaries will obtain merchandise for Sears Hometown.

These agreements were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of the Sears Hometown separation. A summary of the nature of related party transactions involving Sears Hometown is as follows:

Sears Hometown obtains a significant amount of its merchandise from the Company. We have also entered into certain agreements with Sears Hometown to provide logistics, handling, warehouse and transportation services. Sears Hometown also pays a royalty related to the sale of Kenmore, Craftsman and DieHard products and fees for participation in the Shop Your Way® program.

Sears Hometown receives amounts from the Company for the sale of merchandise made through www.sears.com, extended service agreements, delivery and handling services and credit revenues.

The Company provides Sears Hometown with shared corporate services. These services include accounting and finance, human resources, information technology and real estate.

Amounts due to or from Sears Hometown are non-interest bearing, settled on a net basis, and have payment terms of 10 days after the invoice date. The Company invoices Sears Hometown on a weekly basis. Amounts related to the sale of inventory and related services, royalties, and corporate shared services were $1.5 billion during fiscal year 2015. The net amounts Sears Hometown earned related to commissions were $91 million during fiscal year 2015. Additionally, the Company has guaranteed lease obligations for certain Sears Hometown store leases that were assigned as a result of the Sears Hometown separation.

Also in connection with the Sears Hometown separation, the Company entered into an agreement with Sears Hometown and the agent under Sears Hometown’s secured credit facility, whereby the Company committed to continue to provide services to Sears Hometown in connection with a realization on the lender’s collateral after default under the secured credit facility, notwithstanding Sears Hometown’s default under the underlying agreement with us, and to provide certain notices and services to the agent, for so long as any obligations remain outstanding under the secured credit facility.

During fiscal year 2015, the Company also paid Sears Hometown approximately $250,000 for purchases in Sears Hometown and Sears Outlet stores related to merchandise used for in-home service repairs (inventory for resale) and local purchases.

Consulting Agreement

George L. Mikan III, President of ESL Investments, Inc., and the Company were parties to an agreement under which Mr. Mikan provided consulting services to the Company. The consulting services involved general corporate, operational, organizational and other matters. The agreement provided for payments to Mr. Mikan of a monthly fee of $100,000, plus reasonable out of pocket expenses. The agreement also contained confidentiality, non-solicit and non-compete covenants as well as cross-indemnity provisions. The agreement was terminated as of February 28, 2015. In fiscal year 2015, the Company paid Mr. Mikan $200,000 under this agreement.

16	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Seritage

On July 7, 2015, Sears Holdings completed its rights offering and sale-leaseback transaction (the “Seritage transaction”) with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust (“REIT”). As part of the Seritage transaction, the Company sold 235 properties to Seritage (the “REIT properties”) along with Holdings’ 50% interest in certain joint ventures. The Company received aggregate gross proceeds from the Seritage transaction of $2.7 billion ($2.6 billion, net of closing costs). The Seritage transaction was partially financed through the sale of common shares and limited partnership units, totaling $1.6 billion, including $745 million received from ESL and its affiliates and $297 million received from Fairholme and its affiliates. ESL owns approximately 9.8% of the total voting power of Seritage, and approximately 43.5% of the limited partnership units of Seritage Growth Properties, L.P. (the “Operating Partnership”), the entity that now owns the properties sold by the Company in the Seritage transaction and through which Seritage conducts its operations (based on publicly available information as of August 14, 2015). Mr. Lampert is also currently the Chairman of the Board of Trustees of Seritage. Fairholme owns approximately 14% of the outstanding Class A common shares of Seritage and 100% of the outstanding Class C non-voting common shares of Seritage (based on publicly available information as of February 16, 2016).

In connection with the Seritage transaction, the Company entered into agreements with Seritage under which the Company leases 255 of the properties (the “Master Leases”), with the remaining properties being leased by Seritage to third parties. The Master Leases generally are triple net leases with respect to the space occupied by the Company, and the Company has the obligation to pay rent, costs and expenses of operation, repair, and maintenance of the space occupied. The Master Leases have an initial term of 10 years and provide the Company three options for five-year renewals of the term and a final option for a four-year renewal. Seritage has a recapture right with respect to approximately 50% of the space within the stores (subject to certain exceptions), in addition to all of the automotive care centers which are free-standing or attached as “appendages”, and all outparcels or outlots, as well as certain portions of parking areas and common areas, except as set forth in the Master Leases, for no additional consideration. With respect to 21 stores identified in the Master Leases, Seritage has the additional right to recapture 100% of the space within the the Company’s main store, effectively terminating the Master

Leases with respect to such properties. The Master Leases also provide the Company certain rights to terminate the Master Leases with respect to properties that cease to be profitable for operation by the Company. In order to terminate the Master Lease with respect to a certain property, the Company must make a payment to Seritage of an amount equal to one year of rent (together with taxes and other expenses) with respect to such property. Such termination right, however, is limited so that it will not have the effect of reducing the fixed rent under the Master Lease for the REIT properties by more than 20% per annum.

Also, in connection with the Seritage transaction, the Company assigned its lease agreements with third party tenants for REIT properties to Seritage, and assigned rental income from Lands’ End for REIT properties to Seritage.

The initial amount of aggregate annual base rent under the Master Lease is $134 million, with increases of 2% per year beginning in the second lease year. In addition to base rent under the Master Lease, the Company pays monthly installment expenses for property taxes and insurance at all REIT properties where the Company is a tenant and installment expenses for common area maintenance, utilities and other operating expenses at REIT properties that are multi-tenant locations where Sears Holdings and other third parties are tenants. The initial amount of installment expenses under the Master Lease is $70 million, and will be reconciled annually based on actual installment expenses. The Company paid Seritage $79 million rent and $40 million installment expenses during 2015.

The Company and Seritage entered into a transition services agreement pursuant to which the Company will provide certain limited services to Seritage for up to 18 months. The services include specified facilities management, accounting, treasury, tax, information technology, risk management, human resources, and related support services. Under the terms of the transition services agreement, the scope and level of the facilities management services will be substantially consistent with the scope and level of the services provided in connection with the operation of the transferred properties held by the Company prior to the closing of the Seritage transaction. Amounts due from Seritage are generally settled on a net basis. The Company invoices Seritage on at least a monthly basis. Amounts related to the transition services agreement were $0.2 million during fiscal year 2015. Seritage also reimbursed the Company for payments made on their behalf pursuant to the transition services agreement.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related party transactions required to be disclosed pursuant to SEC rules. The Audit Committee has adopted a written Related Party Transactions Policy that governs the Audit Committee’s practices with respect to related party transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company or its subsidiaries than would be obtained in a comparable arm’s-length transaction and the extent of the related person’s interest in the transaction. In addition, the Audit Committee has established the RPT Subcommittee to assist the Audit Committee by reviewing potential related party transactions; any material amendments to, or modifications, terminations or extensions of agreements involving related party transactions; and the Company’s guidelines and policies with regard to related party transactions generally. See, “Election of Directors—Committees of the Board of Directors—Audit Committee.”

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	17

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

This Compensation Discussion and Analysis provides information relevant to understanding the fiscal year 2015 compensation of the executive officers identified in the Summary Compensation Table below, whom we refer to as our named executive officers. Our named executive officers are:

•	Edward S. Lampert, Chief Executive Officer

•	Robert A. Schriesheim, Executive Vice President and Chief Financial Officer

•	Jeffrey A. Balagna, Executive Vice President

•	Girish Lakshman, President, Fulfillment—Supply Chain and Sourcing

•	Leena Munjal, Senior Vice President, Customer Experience and Integrated Retail

Our compensation policies and objectives during fiscal year 2015 were primarily influenced by our recent poor operating performance, the retail market conditions and the related impacts to our financial results. As a result, the Compensation Committee continued to take a fiscally conservative approach to compensation programs in fiscal year 2015.

Sears Holdings believes that its long-term success is directly related to our ability to attract, motivate and retain highly talented associates who are committed to our company’s mission, key results and cultural beliefs. The Compensation Committee has developed a compensation philosophy for our named executive officers designed to pay for performance. Total annual compensation paid to the named executive officers generally depends on company financial performance, business unit performance, the level of job responsibility and individual performance, as well as the need to attract, retain and motivate top executive talent. The Compensation Committee also believes that compensation should reflect the value of positions in the marketplace. The Compensation Committee also noted the approval of executive compensation by the Company’s stockholders by a large majority in the advisory vote on this subject held at the 2015 annual meeting and believes this affirms our stockholders’ support for the Company’s approach to executive compensation.

Compensation Practices

Our experience demonstrates that in order to attract qualified external candidates and motivate valuable executive officers, we must offer executive compensation packages that are competitive with the packages offered by companies with which Sears Holdings competes for talent. In making compensation recommendations for the executive officers, we analyze internal compensation and external market data. We gather market data with a focus, where appropriate, on retail-specific and online-specific organizations. We do not benchmark against a set list of competitors or a peer group. We believe that our competitive pay analyses provide a reference point in validating proposed or recommended compensation, thereby assuring that we are offering competitive pay packages to the named executive officers.

We have also maintained compensation practices that we believe contribute to prudent governance.

•	We maintain a recoupment or “clawback” provision in the annual incentive plan and the long-term incentive program. These clawback provisions provide that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures under the applicable plan or program are subject to restatement due to error or misconduct, to the extent permitted by law.

•

The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

•

The Compensation Committee’s charter also provides that it has the sole authority (1) to retain and terminate any compensation consultant to be used to assist it in the evaluation of executive compensation and (2) to establish all terms and conditions of the consultant’s engagement.

Executive Compensation Program: Key Elements

The key elements of our compensation program for the named executive officers include base salary and incentive opportunities. Incentive opportunities include annual and long-term performance-based programs designed to drive long-term performance through effective decision-making while also rewarding appropriate short-term decision-making. In addition, time-based cash awards and/or time-based equity awards (i.e., awards that vest with the passage of time and thus are “at risk”) are granted to encourage retention.

18	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Annual Compensation

•	Base Salary—Base salary is the fixed element of each named executive officer’s cash compensation.

•

Annual Incentive Plan—Our annual incentive program is designed to provide annual awards to eligible employees based on achievement of financial performance goals relating to a specific fiscal year. The purpose of our annual incentive program is to motivate participants, including our participating named executive officers, to help the business achieve annual financial performance goals by making their cash incentive award variable and dependent upon Sears Holdings’ or its respective business units’ annual financial performance.

•

Annual Equity Award to Mr. Lampert—As compensation for his service as our Chief Executive Officer, Edward S. Lampert is entitled to receive monthly awards of Sears Holdings common stock. See “Fiscal Year 2015 CEO Compensation” on page 25.

Long-Term Compensation

•

Time-Based Cash and Equity Compensation—Awards of time-based cash and equity are subject to risk of forfeiture, i.e., are “at risk,” and encourage executive officers to adopt longer term approaches to our business. Time-based equity compensation also aligns the executive officers’ interests with our stockholders as value received will be consistent with return to our stockholders, with vesting schedules that generally range from two to four years.

•

Long-Term Performance-Based Programs—Our long-term incentive programs include performance-based programs that are designed to motivate our executive officers to focus on long-term company performance through awards generally based on three-year performance periods. These programs reinforce accountability by linking executive compensation to performance goals. Sears Holdings believes that these programs are an important instrument in aligning the goals of the participating named executive officers with our company’s strategic direction and initiatives, which our company believes will result in increased returns to our stockholders.

When making individual compensation decisions for our named executive officers, the Compensation Committee takes many factors into account, including: the individual’s performance and experience; the performance of the Company overall; retention risk; the responsibilities, impact and importance of the position within our company; the individual’s expected future contributions to our company; and the individual’s historical compensation. There is not a pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee takes a holistic approach to executive compensation and balances the compensation elements for each named executive officer individually.

How Elements Are Used to Achieve Our Compensation Objectives

In fiscal year 2015, the Compensation Committee sought to achieve the objectives of our compensation program through the grant of annual or long-term incentive awards, or both, to our named executive officers. The 2015 annual incentive awards offer participating named executive officers an opportunity for cash compensation (or, in the case of Mr. Lampert, cash or equity compensation) based upon SHC EBITDA (earnings before interest, taxes, depreciation and amortization) or a combination of SHC EBITDA and business unit operating profit (“BOP”), in each case for the fiscal year.

The Compensation Committee granted long-term performance-based awards to certain of our named executive officers that become payable in cash following a three-year performance cycle upon achievement of EBITDA or a combination of EBITDA and BOP targets during the three-year performance period. The Compensation Committee also granted long-term time-based awards to certain of our named executive officers that become payable in cash following the three-year service period, provided that the participating named executive officer is actively employed on the vesting date. The 2015 long-term incentive awards are designed to retain and motivate our participating named executive officers to focus on long-term financial performance of the Company.

The Compensation Committee believes that the most fair and effective way to motivate the Company’s named executive officers to produce the best results for its stockholders is to increase the proportion of an executive officer’s total compensation that is performance-based or otherwise “at risk,” including equity compensation, as the executive’s ability to affect those results increases. Additionally, the Compensation Committee believes that the value of incentive compensation should depend upon the performance of the Company and/or its business units in a given performance period or over the applicable vesting period.

Except for Mr. Lampert, the annual incentive plan (“AIP”) targets for the Company’s participating named executive officers in fiscal year 2015 were calculated based on a multiple of base salary, which ranged from 0.5 to 1.5. Mr. Lampert’s AIP target in fiscal year 2015 was $2,000,000. Target AIP opportunities for the participating named executive officers are generally established when the Compensation Committee approves a new annual incentive plan or at the time the Compensation Committee otherwise approves a compensation package for a newly hired or promoted participating named executive officer. Target AIP opportunities are based upon the participating named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance. The performance-based long-term awards and time-based long-term awards granted to the Company’s participating named executive officers under the long-term incentive programs in fiscal year 2015 also were calculated based on a multiple of base salary, which ranged from 0.5 to 1.5. The Target AIP opportunities are determined based on a combination of several factors including internal equity/job level, prior compensation levels, market rates and individual negotiations with candidates.

The Compensation Committee determines whether the applicable financial performance targets have been attained under our applicable annual and long-term performance-based incentive programs. The Compensation Committee has not exercised its discretion to adjust performance targets or payout amounts for any of our participating named executive officers. The Compensation Committee also considers the requirements of Internal Revenue Code Section 162(m) (“Section 162(m)”). The impact of Section 162(m) on compensation awarded to our named executive officers is described in “Certain Tax Consequences” on page 25 of this proxy statement.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	19

EXECUTIVE COMPENSATION

Fiscal Year 2015 Compensation Decisions

During fiscal year 2015, the Compensation Committee worked with senior management of the Company in determining named executive officers’ total compensation. Management presented recommendations to the Compensation Committee regarding a named executive officer’s total compensation for review and final approval.

2015 Base Salaries

Base salaries are set to reflect: a named executive officer’s performance and experience; the individual’s expected future contributions to our company; the responsibilities, impact and importance of the position within our company; internal pay equity; and competitive pay research. The timing and amount of base salary increases depend on the named executive officer’s past performance, promotion or other change in responsibilities, expected future contributions to our company and current market competitiveness; provided, however, that Mr. Lampert’s annual base salary does not reflect the foregoing factors.

Mr. Lampert received a salary of $1.00 for fiscal year 2015. The base salaries of Messrs. Schriesheim and Balagna remained unchanged for fiscal year 2015 from fiscal year 2014.

2015 Annual Incentive Plan Opportunity

The AIP is a cash-based (or, in the case of Mr. Lampert, cash or equity-based) program that is intended to reward participants, including our named executive officers, for their contributions to the achievement of certain SHC EBITDA, BOP or other financial goals or a combination of these goals. The Compensation Committee approved 2015 performance measures under the AIP (together with the AIP plan document, the “2015 AIP”). Any payouts under the 2015 AIP generally were designed to range from 10% of the target incentive award, at threshold level of performance, to 200% of the target incentive award, at maximum level of performance. The following table sets forth the primary financial performance goals for each of our named executive officers under the 2015 AIP.

For fiscal year 2015, the Target AIP opportunity and financial performance measures for the named executive officers were as follows:

		Financial Performance Weighting
Named Executive Officer	Target AIP Opportunity	SHC EBITDA	Overall BU BOP	BOP
Edward S. Lampert	$2,000,000	100%
Robert A. Schriesheim	$1,200,000	100%
Jeffrey A. Balagna	$1,125,000	44%	39%	17%
Girish Lakshman	$1,200,000	100%
Leena Munjal	$300,000	50%	50%

SHC EBITDA under the 2015 AIP is defined as earnings of our company before interest, taxes, depreciation and amortization for the performance period computed as operating income (loss) on the statement of operations of the Company (the “domestic company”) for the applicable reporting period, adjusted for depreciation and amortization and gains/(losses) on the sales of assets. In addition, it is adjusted to exclude:

•	significant litigation or claim judgments or settlements (defined as matters which are $1 million or more) including the costs related thereto;

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with acquisitions, divestitures and store closings;

•	impairment charges;

•	domestic pension expense;

•	costs related to restructuring activities; and

•	effect of any items classified as “extraordinary items” in the Company’s financial statements.

The SHC EBITDA incentive target contemplates that the domestic company remains approximately the same size over the performance period. If after the beginning of the performance period, the domestic company divests itself of assets or an entity equal or greater in value than $100,000,000, the SHC EBITDA target amount for the performance period will be decreased by the actual SHC EBITDA of such assets or entity for the portion of the last full fiscal year prior to the divestiture corresponding to the portion of the performance period (in which the divestiture occurs) remaining after the divestiture occurs.

We continue to use SHC EBITDA as a performance goal because it is a key metric used by management to measure business performance. We also believe that it accurately reflects our compensation philosophy of encouraging growth and creating increased stockholder value through the efficient use of corporate assets.

BOP for each domestic business unit of the Company that is covered by the 2015 AIP is defined as SHC EBITDA, as adjusted as described above if related to the business unit, as reported in the Company’s domestic internal operating statements. We believe that BOP performance goals support our financial goals by reinforcing responsibility and accountability at the business unit level. For select BOPs, an Online Revenue multiplier would increase or decrease payouts if a certain level of performance was, or was not, achieved.

Online Revenue under the 2015 AIP is defined as sales generated on the following sites: Sears.com, Kmart.com, SearsPartsDirect.com, ShopYourWay.com, mygopher.com, Kenmore.com and Craftsman.com.

20	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

In establishing financial business goals for the fiscal year to be approved by the Compensation Committee, factors such as our prior fiscal year financial business results, our competitive situation, our evaluation of market trends, as well as the general state of the economy and our business were all considered. For fiscal year 2015, threshold, target and maximum performance goals were established for SHC EBITDA and BOP components as follows:

	% of Target Performance Goal
Financial Measure	Threshold		Target	Maximum
SHC EBITDA	0	%(b)	100%	150%
Overall Business Unit BOP(a)	53%		100%	150%
BOP (Balagna)	63%		100%	150%
(a)	The threshold and maximum levels of performance for the Overall Business Unit BOP goal was based on the weighted average of each of the 29 business units that comprise the measure.
(b)	The threshold level of performance for SHC EBITDA is $0.

Mr. Balagna and Ms. Munjal earned an annual incentive payment under the 2015 AIP of $44,347 and $14,435 respectively. Their payouts were attributable to the Overall Business Units BOP portion of their awards.

None of the other named executive officers are expected to receive a payout under the 2015 AIP.

Long-Term Incentive Opportunities

Long-term compensation opportunities for fiscal year 2015 consisted of performance-based awards under the Sears Holdings Corporation Long-Term Incentive Program (“LTIP”) and time-based awards under the Sears Holdings Corporation Cash Long-Term Incentive Plan (the “Cash LTI”). In fiscal year 2015, the Compensation Committee approved 2015 performance goals, measures, definitions and other particulars under the LTIP (together with the LTIP plan document, the “2015 LTIP”) and 2015 particulars under the Cash LTI (together with the Cash LTI plan document, the “2015 Cash LTI”).

These opportunities also consist of awards under the 2014 Long-Term Incentive Program (the “2014 LTIP”), a cash program dependent upon the achievement of Company financial goals during fiscal years 2014 through 2016 that was designed to be performance-based, the 2014 Cash Long-Term Incentive Plan, a cash program that was designed to be time-based (the “2014 Cash LTI”), and the 2013 Long-Term Incentive Program (the “2013 LTIP”), a cash program dependent upon the achievement of Company financial goals during fiscal years 2013 through 2015 that was designed to be performance-based, and the 2013 Cash Long-Term Incentive Plan, a cash program that was designed to be time-based (the “2013 Cash LTI”).

In making compensation decisions, no formal weighting formula is used in determining individual award amounts under our long-term incentive programs. Instead, the Compensation Committee considers the participating named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance when it awards long-term compensation. The Compensation Committee believes that at the time the performance goals for each LTIP were set, achievement of those levels of performance would require a high level of performance that would be difficult to attain.

SHC LTIP EBITDA is defined substantially the same for LTIP purposes as SHC EBITDA with respect to the 2015 AIP (as defined above). However, the specific financial goal under each plan year is specific to each plan period.

The 2013 LTIP, the 2013 Cash LTI the 2014 LTIP, the 2014 Cash LTI, the 2015 LTIP and the 2015 Cash LTI are described in further detail below.

2013 Long-Term Incentive Structure: 2013 LTIP and 2013 Cash LTI

For 2013, the LTIP was intended as a performance-based incentive program and the addition of the Cash LTI was intended to provide a time-based incentive program. The named executive officers who participate in the 2013 LTIP and the 2013 Cash LTI are Mr. Balagna and Ms. Munjal.

For Mr. Balagna, his 2013 long-term incentive opportunity is 150% of base salary, of which 75% is under the 2013 LTIP and 25% is under the 2013 Cash LTI. For Ms. Munjal, her 2013 long-term incentive opportunity is 50% of base salary, of which 75% is under the 2013 LTIP and 25% is under the 2013 Cash LTI.

2013 LTIP

The 2013 LTIP contains two different performance measures: SHC LTIP EBITDA and a BOP-based measure calculated for each business unit. Opportunities for participants under the 2013 LTIP consist of either 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and BOP-based measures for one or more business units. The Compensation Committee determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating senior officer. Threshold, target and maximum goals have been established for all performance measures under the 2013 LTIP.

For Mr. Balagna, as of his May 20, 2013 start date, 100% of his 2013 LTIP award was weighted on SHC LTIP EBITDA. Effective July 22, 2015, Mr. Balagna assumed the role of Interim President of the Home Services business unit until October 11, 2015, when Mr. Balagna resumed his role of Executive Vice President. His LTIP weightings were adjusted accordingly to 25% SHC LTIP EBITDA and 75% Home Services BOP, reflecting the period of time he led the Home Services business unit, and reverted back to his initial weightings thereafter. For Ms. Munjal, as of February 3, 2013, the first day of the 2013 fiscal year, 50% of her 2013 LTIP award was weighted against SHC LTIP EBITDA and 50% was weighted against the Online Memo BOP.

Under the 2013 LTIP, the threshold level of performance for the LTIP EBITDA measure is 70% of the cumulative three-year LTIP EBITDA target. A threshold level of performance will generate a payout at 25% of the 2013 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2013 LTIP target opportunity. The maximum incentive opportunity under the 2013 LTIP is 200% of the participant’s target award amount.

Threshold performance levels were not achieved under the 2013 LTIP; accordingly, there will be no payout under the plan.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	21

EXECUTIVE COMPENSATION

2013 Cash LTI

The second component of the 2013 long-term incentive structure is the 2013 Cash LTI.

The 2013 Cash LTI provides the opportunity for participants to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of the service period. The service period refers to the applicable fiscal years under which the 2013 Cash LTI award was granted. Awards under the 2013 Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the vesting date. The service period for the 2013 Cash LTI is the beginning of the Company’s 2013 fiscal year through the end of its 2015 fiscal year. In 2013, Mr. Balagna and Ms. Munjal received awards of $253,941 and $46,875, respectively, under the 2013 Cash LTI. Payment of his or her award is contingent upon the executive remaining actively employed by the Company through April 1, 2016.

2014 Long-Term Incentive Structure: 2014 LTIP and 2014 Cash LTI

For 2014, the LTIP was intended as a performance and time-based incentive program. The named executive officers who participate in the 2014 LTIP and the 2014 Cash LTI are Mr. Balagna and Ms. Munjal. The 2014 long-term incentive opportunity for Mr. Balagna is equal to 150% of base salary, of which 75% is under the 2014 LTIP and 25% is under the 2014 Cash LTI. The 2014 long-term incentive opportunity for Ms. Munjal is equal to 50% of base salary, of which 75% is under the 2014 LTIP and 25% is under the 2014 Cash LTI.

2014 LTIP

The 2014 LTIP for the participating named executive officers contains two different performance measures: SHC LTIP EBITDA and BOP-based measures calculated for each business unit. Opportunities for participants under the 2014 LTIP consist of either 100% SHC LTIP EBITDA or a combination of 25% SHC LTIP EBITDA and 75% BOP-based measures. The Compensation Committee determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating senior officer. Threshold, target and maximum goals have been established for all performance measures under the 2014 LTIP.

For Mr. Balagna, as of February 2, 2014, the first day of the 2014 fiscal year, 100% of his 2014 LTIP award was weighted on SHC LTIP EBITDA. Effective July 22, 2015, Mr. Balagna assumed the role of Interim President of the Home Services business unit until October 11, 2015, when Mr. Balagna resumed his role of Executive Vice President. His LTIP weightings were adjusted accordingly to 25% SHC LTIP EBITDA and 75% Home Services BOP, reflecting the period of time he lead the Home Services business unit, and reverted back to his initial weightings thereafter. For Ms. Munjal, as of February 2, 2014, 75% of her 2014 LTIP award was weighted on SHC LTIP EBITDA and 25% was weighted on the Online Memo BOP.

Under the 2014 LTIP, the threshold level of performance for the LTIP EBITDA measure is 70% of the cumulative three-year LTIP EBITDA or

BOP target during the performance period. A threshold level of performance will generate a payout at 25% of the 2014 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2014 LTIP target opportunity. The maximum incentive opportunity under the 2014 LTIP is 200% of the participant’s target award amount.

If performance goals are achieved, the Company will pay awards earned under the 2014 LTIP to participants no later than April 15, 2017, provided that the participant is actively employed by the Company on the payment date (unless otherwise prohibited by law).

2014 Cash LTI

The second component of the 2014 long-term incentive structure is the 2014 Cash LTI.

The 2014 Cash LTI provides the opportunity for participants to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of the service period. The service period refers to the applicable fiscal years under which the 2015 Cash LTI award was granted. Awards under the 2015 Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the vesting date. The service period for the 2015 Cash LTI is the beginning of the Company’s 2015 fiscal year through the end of its 2017 fiscal year. In 2014, Mr. Balagna and Ms. Munjal received awards of $281,250 and $59,375, respectively, under the 2014 Cash LTI. Payment of such amounts is contingent upon their remaining actively employed by the Company through April 1, 2017.

2015 Long-Term Incentive Structure: 2015 LTIP and 2015 Cash LTI

For 2015, the LTIP was intended as a performance and time-based incentive program. The named executive officers who participate in the 2015 LTIP and the 2015 Cash LTI are Mr. Balagna and Ms. Munjal. The 2015 long-term incentive opportunity for Mr. Balagna is equal to 150% of base salary, of which 75% is under the 2015 LTIP and 25% is under the 2015 Cash LTI. The 2015 long-term incentive opportunity for Ms. Munjal is equal to 50% of base salary, of which 75% is under the 2015 LTIP and 25% is under the 2015 Cash LTI. The 2015 long-term incentive opportunities were determined based on a combination of several factors including internal equity/job level, prior compensation levels and market rates.

2015 LTIP

The 2015 LTIP provides the opportunity for salaried employees who generally hold a position of vice president or higher to receive a long-term incentive award equal to a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2015 through 2017). Awards under the 2015 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of our common stock in lieu of cash, or a combination of cash and shares, upon the achievement of certain performance goals.

The 2015 LTIP for the participating named executive officers contains two different performance measures: SHC LTIP EBITDA and BOP-based measures calculated for each business unit. Opportunities for participants under the 2015 LTIP consist of either 100% SHC LTIP EBITDA or a combination of 25% SHC LTIP EBITDA and 75% BOP-based measures. The Compensation Committee determined the level

22	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating senior officer. Threshold, target and maximum goals have been established for all performance measures under the 2015 LTIP.

In the event of a participant’s death or disability before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her pro-rated target cash incentive opportunity, but only if (1) the applicable performance measure(s) for the period of the performance period through the month preceding the participant’s termination of employment is equal to or greater than the performance goals for such measure(s), pro-rated through the date of termination, (2) the applicable performance measure(s) is equal to or greater than the performance goals for the applicable performance measure(s) for the performance period and (3) the participant has been employed by us for at least 12 months of the performance period. In the event of voluntary termination or termination with cause (as defined in the 2015 LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award. Except as noted above, to be eligible to receive payment of an award, a participant must be actively employed as of the payment date following completion of the performance period.

For Mr. Balagna, as of February 1, 2015, the first day of the 2015 fiscal year, 100% of his 2015 LTIP award was weighted on SHC LTIP EBITDA. Effective July 22, 2015, Mr. Balagna assumed the role of Interim President of the Home Services business unit until October 11, 2015, when Mr. Balagna resumed his role of Executive Vice President. His LTIP weightings were adjusted accordingly to 25% SHC LTIP EBITDA and 75% Home Services BOP, reflecting the period of time he lead the Home Services business unit, and reverted back to his initial weightings thereafter.

The following table summarizes the long-term financial measures that apply to the performance-based portion of the 2015 LTIP for the participating named executive officers:

Named Executive Officer	Target LTIP Opportunity
Edward S. Lampert	N/A
Robert A. Schriesheim	N/A
Jeffrey A. Balagna	$843,750
Girish Lakshman	N/A
Leena Munjal	$178,125

The financial performance weighting is based 100% on SHC EBITDA for each participating named executive officer. Under the 2015 LTIP, the threshold level of performance for the LTIP EBITDA measure is 70% of the cumulative three-year LTIP EBITDA during the performance period. A threshold level of performance will generate a payout at 25% of the 2015 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2015 LTIP target opportunity. The maximum incentive opportunity under the 2015 LTIP is 200% of the participant’s target award amount.

If performance goals are achieved, the Company will pay awards earned under the 2015 LTIP to participants no later than April 15, 2018, provided that the participant is actively employed by the Company on the payment date (unless otherwise prohibited by law).

2015 Cash LTI

The second component of the 2015 long-term incentive structure is the 2015 Cash LTI.

The 2015 Cash LTI provides the opportunity for participants to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of the service period. The service period refers to the applicable fiscal years under which the 2015 Cash LTI award was granted. Awards under the 2015 Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the vesting date. The service period for the 2015 Cash LTI is the beginning of the Company’s 2015 fiscal year through the end of its 2017 fiscal year. In 2015, Mr. Balagna and Ms. Munjal received awards of $281,250 and $59,375, respectively, under the 2014 Cash LTI. Payment of such amounts is contingent upon their remaining actively employed by the Company through April 1, 2018.

In the event of a participant’s death or disability before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her pro-rated cash incentive opportunity, but only if the participant has been employed by us for at least 12 months of the service period. In the event of voluntary termination or involuntary termination (for any reason other than death or disability) before the vesting date for his or her award, the participant will forfeit all of his or her Cash LTI award.

Other Long-Term Compensation Opportunities

Mr. Schriesheim’s offer letter provides for a long-term compensation opportunity of grants of restricted stock on each of the first and second anniversaries of his date of hire by the Company. On August 16, 2013, Mr. Schriesheim was granted 12,142 shares of restricted stock, which had a value of approximately $500,000 based on the market closing price of the Company’s common stock on the grant date. This award vested in full on August 16, 2015. Mr. Schriesheim received this long-term restricted stock award to induce him to join the Company, to compensate him for other foregone compensation opportunities and in recognition of his expected future contributions to the Company.

Mr. Balagna’s offer letter provides for a long-term cash award in the amount of $1,200,000, which vests in parts, with $200,000 of the award vesting on the first anniversary of his start date and $500,000 vesting on both the second and third anniversaries of his start date, provided he is actively employed on the applicable vesting date. The second anniversary, long-term cash award, vested in the Company’s 2015 fiscal year, and only the third anniversary award remains unvested.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	23

EXECUTIVE COMPENSATION

Mr. Lakshman’s offer letter provides for a long-term compensation opportunity of grants of restricted stock with a value of $1,500,000 per annum on each of the first, second and third anniversaries of his date of hire by the Company. The number of shares to be issued to Mr. Lakshman on each grant date will be calculated by dividing $1,500,000 by the value of the Company’s common stock on the grant date. The shares awarded will be fully vested when issued. Mr. Lakshman’s offer letter also provides for the payment of a long-term cash award in the amount of $2,416,666, which vests in parts, with $416,666 of the award vesting on the last day of the Company’s 2015 fiscal year, and $1,000,000 vesting on the last day of the Company’s 2016 and 2017 fiscal years, provided he is actively employed on the applicable vesting date.

Ms. Munjal’s offer letter provides for a special cash retention bonus of $300,000, which vested in equal installments on each of October 1, 2013, October 1, 2014 and October 1, 2015. On June 1, 2015 Ms. Munjal was granted 11,879 restricted stock units, which had a value of approximately of $500,000 based on the market closing price of the Company’s common stock on the grant date. This is award is scheduled to vest on the first, second and third anniversary of the grant date. Ms. Munjal received this award in recognition of her expected future contributions to the Company.

Time-Based Cash and Equity Compensation

Time-based cash and equity (i.e., equity that vests with the passage of time) compensation is granted from time to time to assist Sears Holdings to:

•	attract and retain top executive talent; and

•	with respect to equity, link executive and the long-term financial interests of our company, including the growth in value of our company’s equity, and enhancement of long-term stockholder return.

Time-based cash and equity compensation is intended to complement base salary, annual incentive awards and long-term incentive awards.

Time-based equity compensation is currently awarded on a limited basis in the form of restricted stock and restricted share units. On such occasions where equity compensation is awarded, our practice is to determine the dollar amount of equity compensation and then grant a number of shares of restricted stock or a number of restricted share units having a fair market value equal to that dollar amount on the date of grant. We determine the fair market value based upon the closing price of our stock on the grant date. Individual grant amounts are generally based on factors such as relative job scope, expected future contributions to our company and internal pay equity. Additionally, restricted stock and restricted share unit grants are an effective means of offsetting equity awards that executives may lose when they leave a former company to join Sears Holdings.

In connection with the pro-rata distribution of subscription rights to purchase Class A common shares of beneficial interest, par value $0.01 per share, of Seritage Growth Properties, a Maryland real estate investment trust (the “Seritage Shares”), each person, including named executive officers, who held outstanding shares of unvested restricted stock of the Company as of June 11, 2015, the record date for the distribution, was granted a cash award in lieu of any and all rights such person may have had to receive rights to purchase Seritage Shares distributed in respect of such unvested restricted stock. The cash awards were granted to preserve the benefit of the unvested restricted stock award with respect to the distribution (the “Seritage Right Make-Whole Awards”). The Seritage Right Make-Whole Awards will be payable on the applicable vesting date for such unvested restricted stock. The amounts of the Seritage Right Make-Whole Awards were calculated based on the volume-weighted average trading price per subscription right for the 10-trading day period beginning June 15, 2015. The Seritage Right Make-Whole Awards granted to Messrs. Schriesheim and Balagna and Ms. Munjal total $42,983, $78,546 and $42,052, respectively. The amounts that vested during fiscal year 2015 for Messrs. Schriesheim and Balagna and Ms. Munjal were $42,983, $39,273 and $42,052, respectively. In lieu of a cash payment as discussed above, and to preserve the benefit of this rights offering for the shares scheduled to be issued to Mr. Lampert from the record date through January 29, 2016 in connection with his March 18, 2013 offer letter, the Compensation Committee also approved an award of additional shares of Sears Holdings’ common stock to Mr. Lampert, the economic value of which was based on the volume-weighted average trading price per subscription right for the 10 trading-day period beginning on June 15, 2015. The actual number of shares of Holdings’ common stock awarded to Mr. Lampert (11,866) was determined by taking the economic value as set forth in the previous sentence divided by the volume-weighted average trading price per common share of Holdings’ common stock for the 10 trading-day period immediately following June 25, 2015.

Other Compensation Elements

Discretionary Bonuses

We have paid, and may in the future pay, sign-on, guarantees and other bonuses where determined necessary or appropriate to attract top executive talent from other companies and motivate or retain key executives or both. Executives we recruit often have unrealized value in the form of unvested equity and other forgone compensation opportunities. Sign-on bonuses are an effective means of offsetting compensation opportunities executives may forfeit when they leave a former company to join Sears Holdings. In fiscal year 2015, Mr. Lakshman received a sign-on bonus of $500,000 and a special incentive award equal to 100% of his target incentive opportunity under the 2015 AIP, reduced by any amount payable under the 2015 AIP. Payment of the special incentive award is contingent on Mr. Lakshman being actively employed with the Company on the applicable payment date and was provided to induce him to join the Company, to compensate him for his other foregone compensation opportunities and in recognition of his expected future contributions to the Company. For a discussion of bonuses granted prior to fiscal year 2015 that had scheduled payouts in fiscal year 2015, see “Other Long-Term Compensation Opportunities” on page 23.

Perquisites and Other Benefits

The Company may provide its named executive officers with perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with our overall compensation program. None of its named executive officers received any perquisites or other personal benefits during fiscal year 2015.

Retirement Plans

We provide 401(k) savings plans to allow participants to contribute towards retirement on a pre-tax (including catch-up contributions) and after-tax basis. The U.S. 401(k) savings plan allows pre-tax contributions of up to 50% of eligible compensation (or the limit determined by the Internal Revenue Service) and after-tax contributions

24	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

of up to 25% of eligible compensation, provided however that in the aggregate these contributions do not exceed 50% of eligible compensation. Notwithstanding the foregoing, effective January 31, 2009, additional contribution restrictions were imposed on plan participants who were highly compensated employees as defined by the Internal Revenue Code. Each named executive officer was subject to these additional contribution restrictions. In addition, the Company has previously suspended its matching contributions to the 401(k) savings plans.

Severance Benefits

Each of our named executive officers other than Mr. Lampert has entered into a severance agreement with the Company. The severance agreements contain non-disclosure, non-solicitation and non-competition restrictions. Additionally, the severance payments provide individuals a window of time to locate a new position in the marketplace. While the following description of the terms and conditions applies generally to our severance agreements with our named executive officers, severance agreements with certain of our executive officers may contain different or additional terms and conditions that served as additional inducements for those named executive officers to join the Company and, if applicable, are more fully described under “Payments Pursuant to Severance Agreements” starting on page 30. Under the agreement, severance is provided for involuntary termination by the Company without cause (as defined in the agreement) or termination by the executive officer for “good reason” (as defined in the agreement). Named executive officers, except Mr. Lampert and, if applicable, except as described under the heading “Payments Pursuant to Severance Agreements,” will receive severance payments equal to one year of annual base salary, subject to mitigation for salary or wages earned from another employer, including self-employment depending on the form of agreement.

If a named executive officer becomes entitled to benefits under the severance agreement, the named executive officer will be entitled to other company benefits such as continued participation in Sears Holdings medical and dental plans during the salary continuation period. Except as described below under the heading “Payments Pursuant to Severance Agreements—Other Severance Benefits,” the forms of executive severance agreements do not have specific change-in-control or similar provisions that would give rise to or impact the payment of severance benefits to the executive officers.

Fiscal Year 2015 CEO Compensation

In accordance with the terms of Mr. Lampert’s offer letter dated March 18, 2013, which was previously approved by the Compensation Committee and the Board, Mr. Lampert is paid an annual base salary of $1, effective as of February 1, 2013, the date on which Mr. Lampert began to serve as our Chief Executive Officer. In addition, during each of the first three years of Mr. Lampert’s service as our Chief Executive Officer, Mr. Lampert will (1) participate in the Company’s Annual Incentive Plan, with a target incentive opportunity of $2,000,000 (based in fiscal year 2015 solely on the achievement of the SHC EBITDA goal), payout under which (if any) may be paid, at Mr. Lampert’s election, in cash or in common stock of the Company, and (2) receive stock with a value of $4,500,000 per annum, payable in monthly installments subject to his continued service as Chief Executive Officer. For fiscal 2015, the number of shares issued to Mr. Lampert pursuant to his annual equity award through January 30, 2016 totaled 141,332. This total was calculated by dividing $4,500,000 by the value of the Company’s common stock on January 30, 2015 of $31.84 per share, payable in monthly installments and subject to his continued service as Chief Executive Officer. The number of shares to be issued to Mr. Lampert from January 31, 2016 through January 28, 2017 was calculated by dividing $4,500,000 by the value of the Company’s common stock on

January 29, 2016, payable in monthly installments and subject to his continued service as Chief Executive Officer. To the extent there is not a sufficient number of shares available under the Company’s equity plans to make any award contemplated under Mr. Lampert’s offer letter, Mr. Lampert will be entitled to receive compensation of substantially equivalent economic value in such form as the Company and Mr. Lampert agree upon. Mr. Lampert’s primary place of employment is located in the Miami, Florida metropolitan area. He is not eligible to participate in the Company’s long-term incentive programs. Mr. Lampert is not entitled to severance benefits if his employment with the Company is terminated for any reason, and has not entered into a severance agreement with the Company. On January 28, 2016, the Company and Mr. Lampert agreed to an extension of Mr. Lampert’s compensation arrangement with the Company, under which Mr. Lampert will continue to be eligible during each of the Company’s 2016, 2017 and 2018 fiscal years to receive compensation for his service as the Company’s Chief Executive Officer at the same levels and otherwise on comparable terms as under Mr. Lampert’s existing compensation arrangement that has been in effect since February 1, 2013.

Certain Tax Consequences

In setting an executive officer’s compensation package, the Compensation Committee considers the requirements of Internal Revenue Code Section 162(m), which provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Neither base salary nor time-based cash or equity awards that vest based solely on continued service qualify as performance-based compensation under Section 162(m). Although a significant portion of each executive officer’s compensation is intended to satisfy the requirements for deductibility under Section 162(m), the Compensation Committee retains the ability to evaluate the performance of our executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	25

EXECUTIVE COMPENSATION

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to compensation of our senior officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, our policies and programs as they affect the Chief Executive Officer and the senior officers. The Compensation Committee is composed of independent members of the Board and consists of no fewer than two members.

The Compensation Committee has the sole authority to retain or terminate any compensation consultant to be used to assist it in the evaluation of Chief Executive Officer or senior officer compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. No compensation consultant was used by the Compensation Committee in 2015.

The Compensation Committee duties include:

•	evaluating the Chief Executive Officer’s performance in light of corporate goals and objectives;

•	determining the compensation of named executive officers, including base salaries and annual incentive opportunities;

•	determining cash-based and equity-based awards and opportunities for our named executive officers;

•

reviewing and approving employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits affecting the Chief Executive Officer and other senior executives;

•	approving incentive compensation plans and programs;

•	serving as the administration committee of the company’s equity plans; and

•	approving any special or supplemental compensation and benefits for executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

The Compensation Committee also receives periodic reports on our compensation programs as they affect all associates.

During fiscal year 2015, pursuant to authority delegated by the Compensation Committee in fiscal 2013, the Company’s Stock Plan Committee was authorized to grant restricted stock awards to executives below the senior vice president level, excluding any executives who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of up to $150,000 per individual, and the Stock Plan Committee and the Vice President, Talent & Human Capital Services, were authorized to approve increases in base salary and/or annual incentive target awards by up to 10% to officers at the level of senior vice president and above. In fiscal year 2015, the sole member of the Stock Plan Committee was Thomas J. Tisch, the Chairman of the Compensation Committee. No actions were taken pursuant to this delegation during fiscal year 2015 with respect to our named executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2015, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company’s Compensation Committee: Paul

G. DePodesta, Ann N. Reese, and Thomas J. Tisch. There were no interlocks during fiscal year 2015 with other companies within the meaning of the SEC’s proxy rules.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 30, 2016 and in this proxy statement.

Compensation Committee

Thomas J. Tisch, Chair

Paul G. DePodesta

Ann N. Reese

26	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each person who served as our Chief Executive Officer or our Chief Financial Officer during fiscal year 2015 and to our three other most highly compensated executive officers for fiscal year 2015 who were executive officers at the end of the fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary(a)	Bonus(b)	Stock Awards(c)	Non Equity Incentive Plan Compensation(d)	All Other Compensation(e)	Total
Edward S. Lampert	2015	$1	$—	$4,300,584	$—	$—	$4,300,585
Chief Executive Officer	2014	1	—	$5,702,363	—	—	5,702,364
	2013	1	—	$4,309,523	—	—	4,309,524
Robert A. Schriesheim	2015	800,000	—	—	—	172,137	972,137
Executive Vice President	2014	800,000	—	—	—	533,516	1,333,516
and Chief Financial Officer	2013	796,970	—	500,008	—	201,267	1,498,244
Jeffrey A. Balagna	2015	750,000	753,941	—	44,347	157,331	1,705,619
Executive Vice President	2014	750,000	200,000	—	111,459	90,065	1,151,524
	2013	526,042	1,413,495	1,500,020	29,005	122,266	3,590,827
Girish Lakshman	2015	306,061	1,374,946	—	—	—	1,681,007
President, Fulfillment—Supply Chain
and Sourcing
Leena Munjal	2015	568,750	213,959	499,986	14,435	7,022	1,304,153
Senior Vice President, Customer
Experience and Integrated Retail
(a)	The amount shown for Mr. Lakshman reflects the number of days from his date of hire through the end of the fiscal year.
(b)

The amount for Mr. Balagna represents a portion of a long-term time-vested cash award pursuant to the terms of his offer letter and a 2013 Cash Long Term Incentive payment of $253,941. The amount for Mr. Lakshman reflects a $500,000 sign-on bonus, a $458,280 minimum annual bonus and a portion of a long-term cash award made pursuant to the terms of his offer letter. The amount for Ms. Munjal reflects payments of $17,084, $50,000 and $100,000 made pursuant to long-term time-vested cash awards granted in fiscal years 2012 and 2014 that vested and were paid during fiscal year 2015, as well as a 2013 Cash Long Term Incentive payment of $46,875.

(c)

The amount in this column represents the full grant date fair value of stock awards granted to Mr. Lampert under the Company’s 2013 Stock Plan. The full grant date fair value is the amount the Company expensed in its financial statements. Each monthly installment of shares issued to Mr. Lampert was fully vested on the grant date. The total number of shares issued to Mr. Lampert during fiscal year 2015 pursuant to his annual equity award, 141,332 shares, was calculated by dividing $4,500,000 by $31.84, the closing price of our common stock on January 30, 2015, rounded to the nearest whole share. As a result of the Seritage Rights offerings extended during fiscal year 2015 described above, Mr. Lampert received an additional 11,866 make-whole shares (resulting in a total of 153,198 shares being issued during fiscal 2015). These shares were issued to Mr. Lampert as described in the Grant of Plan-Based Awards Table below. Each monthly installment of shares issued to Mr. Lampert was fully vested on the grant date. No shares were withheld by the Company to satisfy tax obligations associated with the issuance and vesting of these shares. Mr. Lampert satisfied such tax obligations through cash payments to the Company.

(d)

The amount in this column represents the payout Mr. Balagna and Ms. Munjal will receive under the terms of the Company’s Annual Incentive Plan (“2015 AIP”) for fiscal year 2015. The payment will be processed not later than April 15, 2016, in accordance with the Plan.

(e)

The amount shown for Mr. Schriesheim represents payment of the cash rights granted in fiscal year 2015 and prior pursuant to corporate actions pertaining to Lands’ End, Sears Canada, Seritage Growth Properties and the Sears Holdings Debt/Warrant offering (see “Time-Based Cash and Equity Compensation” on page 24). The amounts for Mr. Balagna represent payment of cash rights granted in fiscal year 2015 and prior pursuant to the corporate action pertaining to Lands’ End, Sears Canada, Seritage Growth Properties and the Sears Holdings Debt/Warrant offering. The amounts for Ms. Munjal represent payment of cash rights granted in fiscal year 2015 and prior pursuant to the corporate action pertaining to Sears Hometown, Lands’ End, Sears Canada, and the Sears Holdings Debt/Warrant offering. In all cases, the cash rights vested during the applicable fiscal year at the same time as the restricted stock with which the cash rights were related.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	27

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The compensation plans under which the grants in the following table were made are generally described under the heading “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement.

Name	Plan(a)	Grant Date for Equity-Based Awards	Compensation Committee Action Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards(c)
				Threshold	Target	Maximum
Edward S. Lampert	2015 AIP	—	—	$200,000	$2,000,000	$4,000,000	—	$—
	2013 Stock Plan	February 27, 2015	February 24, 2015	—	—	—	11,778	$442,853
	2013 Stock Plan	March 31, 2015	February 24, 2015	—	—	—	11,778	$487,374
	2013 Stock Plan	April 30, 2015	February 24, 2015	—	—	—	11,777	$470,373
	2013 Stock Plan	May 29, 2015	February 24, 2015	—	—	—	11,778	$505,865
	2013 Stock Plan	June 30, 2015	June 27, 2015	—	—	—	13,261	$354,069
	2013 Stock Plan	July 31, 2015	June 27, 2015	—	—	—	13,260	$285,753
	2013 Stock Plan	August 31, 2015	June 27, 2015	—	—	—	13,261	$353,803
	2013 Stock Plan	September 30, 2015	June 27, 2015	—	—	—	13,261	$299,699
	2013 Stock Plan	October 31, 2015	June 27, 2015	—	—	—	13,261	$309,910
	2013 Stock Plan	November 30, 2015	June 27, 2015	—	—	—	13,261	$293,466
	2013 Stock Plan	December 31, 2015	June 27, 2015	—	—	—	13,261	$272,646
	2013 Stock Plan	January 29, 2016	June 27, 2015	—	—	—	13,261	$224,774
Robert A. Schriesheim	2015 AIP	—	—	120,000	1,200,000	2,400,000	—	—

Jeffrey A. Balagna	2015 AIP	—	—	450,000	2,250,000	4,500,000	—	—
	2015 LTIP	—	—	210,938	843,750	1,687,500	—	—
Girish Lakshman	2015 AIP			45,828	458,280	916,560	—	—

Leena Munjal	2015 AIP			1	284,719	569,438	—	—
	2015 LTIP			44,531	178,125	356,250	—	—
	2013 Stock Plan	June 1, 2015	May 20, 2015	—	—	—	11,879	$499,986
(a)	Messrs. Lampert, Schriesheim and Lakshman did not participate in the Long Term Incentive Program.
(b)

The amounts in these columns include the threshold, target and maximum amounts for each named executive officer under the 2015 AIP, Executive LTIP and 2015 Cash LTI. The threshold level of performance under the 2015 AIP and 2015 LTIP earns 10% and 25% of the respective target opportunities. Amounts under the 2015 Cash LTI are time-based and are not dependent on performance.

(c)

This column reflects the full grant date fair value of stock granted. The full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period. See footnote (c) to the Summary Compensation Table for information regarding the fair value of each of Mr. Lampert’s stock awards.

28	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2015 Fiscal Year End

The following table shows the number of shares covered by unvested restricted stock held by the Company’s named executive officers on January 30, 2016. None of our named executive officers held stock options on January 30, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(a)
Edward S. Lampert	—	$—
Robert A. Schriesheim	—	—
Jeffrey A. Balagna	11,094	188,043
Girish Lakshman	—	—
Leena Munjal	11,879	201,349
(a)

The market value of the outstanding restricted stock awards represents the product of the number of shares of restricted stock that have not vested multiplied by $16.95, the closing price of our common stock on January 29, 2016, the last trading day of our common stock in fiscal year 2015.

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon vesting of restricted stock awards and the value realized, before payment of any applicable withholding tax. None of our named executive officers owned or exercised any stock options during fiscal year 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(a)
Edward S. Lampert	153,198	$4,300,584
Robert A. Schriesheim	12,142	305,736
Jeffrey A. Balagna	11,094	311,409
Girish Lakshman	—	—
Leena Munjal	408	12,991
(a)

See footnote (c) to the Summary Compensation Table for information regarding the vesting of Mr. Lampert’s fiscal year 2015 stock awards. For Mr. Schriesheim, the value realized represents 12,142 shares that vested on August 16, 2015 (including 3,777 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $25.18, the closing price of our common stock on August 14, 2015 (the last trading day preceding the vesting date that occurred on a non-trading date). For Mr. Balagna, the value realized represents 11,094 shares that vested on June 12, 2015 multiplied by $28.07, the closing price of our common stock on the vesting date. For Ms. Munjal, the value realized represents 408 shares that vested on February 1, 2015 (including 149 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $31.84, the closing price of our common stock on January 30, 2015, (the last trading day preceding the vesting date that occurred on a non-trading date).

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	29

EXECUTIVE COMPENSATION

Potential Payments Upon Termination of Employment

The amount of compensation paid to each of the named executive officers of the Company in the event of termination of such executive’s employment is discussed below, and potential payouts are detailed in the tables beginning on page 32. The amounts shown assume that such termination was effective as of January 39, 2016, the last business day of fiscal year 2015. Therefore, the tables include amounts earned through such time and are estimates of the amounts which would have been paid to each named executive officer upon his or her termination, subject to mitigation (as applicable). The actual amounts that would have been paid to the executives can be determined only at the time of such executive’s separation from the Company.

Payments Pursuant to Severance Agreements

As described under the heading “Compensation Discussion and Analysis” beginning on page 18, the Company provides severance benefits to our named executive officers pursuant to severance agreements that the Company entered into with each of such executive officers, other than Mr. Lampert, who is not entitled to severance benefits and with whom there is no severance agreement. The amounts shown in the table for termination for “good reason” or termination without “cause” are based on the following agreement provisions, for those named executive officers with severance agreements.

•	Good Reason:

–

For the named executive officers with severance agreements other than Mr. Schriesheim, a termination by the executive officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual salary and target bonus from those in effect as of the date of the severance agreement; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

–

For Mr. Schriesheim, termination by him is for good reason if it results from (1) a reduction of more than 10% in the sum of his annual salary and target bonus from those in effect as of the date of the severance agreement; (2) a change in reporting relationship such that he reports to anyone other than the Chief Executive Offer or the Chairman of the Board; (3) after August 22, 2011, no longer holding the position of Executive Vice President, Chief Financial Officer or an equivalent or more senior position of the Company or a successor corporation; (4) his mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties as of the date of the agreement; (5) the Company ceasing to have securities registered under the Exchange Act or the equivalent applicable law; or (6) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•	Cause—A termination by an executive officer is without cause if the executive officer is involuntarily terminated because of job elimination (other than poor performance) or without “cause.”

–

For the named executive officers with severance agreements other than Mr. Schriesheim, “cause” generally is defined as (1) a material breach by the executive officer, other than due to incapacity due to a disability, of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not remedied by the executive officer in a reasonable period of time after receipt of written notice from

Sears specifying such breach; (2) the commission by the executive officer of a felony; or (3) dishonesty or willful misconduct in connection with the executive officer’s employment.

–

For Mr. Schriesheim, “cause” is defined as (1) his continued failure to substantially perform the job duties (other than a failure resulting from incapacity due to disability) which failure is not remedied in a reasonable period of time after receipt of written notice from Sears (as used in the severance agreement) specifying such breach; (2) a material breach by the him of his duties and responsibilities which breach is demonstrably willful and deliberate on his part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (3) the commission of a felony; or (iv) dishonesty or willful misconduct in connection with his employment. If his employment is terminated for cause pursuant to subsection (3) and it is later determined that he did not commit the felony which was the basis for the termination, his termination shall be treated as not terminated for cause unless the Company demonstrates that another basis for a cause termination existed.

Severance Benefits upon termination for “good reason” or without “cause”

•

For the named executive officers with severance agreements other than Mr. Schriesheim, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for 12 months, subject to mitigation.

•

For Mr. Schriesheim, if the termination occurs after his first employment anniversary (August 16, 2012), the sum of (1) base salary at the rate in effect immediately prior to the date of termination and (2) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for 12 months.

•

For all named executive officers with severance agreements, continuation of active medical and dental coverage the named executive officer was eligible to participate in prior to the end of employment during the salary continuation period.

Other Severance Benefits

•

For Mr. Schriesheim, if a “transfer of shareholdings” occurs after the first 12 months of his employment with the Company, and he is terminated by the Company other than for “cause” or terminates his employment for “good reason” (as described above) within 12 months after such transfer of shareholdings, then he shall vest on such termination date in any portion of any equity or equity-based award granted to him that is scheduled to vest within 12 months

30	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

following such termination. As used in Mr. Schriesheim’s severance agreement, a transfer of shareholdings is defined as either (1) the acquisition by any person of beneficial ownership from ESL Investments, Inc. (or persons associated with ESL Investments, Inc.) of 50% or more of the then-outstanding shares of common stock of the Company or (2) the Company ceasing to have securities registered under the Exchange Act.

The forms of severance agreements do not provide for payments to the participating named executive officers upon termination of employment due to death, disability or retirement. If a termination had been effective as of January 29, 2016 due to death or disability, the participating named executive officers would have been eligible to receive payments under the Company’s annual and long-term incentive programs, as provided below.

An eligible named executive officer will not be entitled to a severance payment under the severance agreements in the event of termination for “cause” or voluntary termination.

Under the severance agreements, the named executive officers agree to non-disclosure of confidential information, non-solicitation and non-compete covenants, as well as a release of liability for certain claims against the Company.

Payments Pursuant to Incentive Compensation Programs

2015 Annual Incentive Plan

If a named executive officer with a severance agreement voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death), he or she will forfeit his or her 2015 AIP award, except as prohibited by law. If such a named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial criteria under the 2015 AIP are satisfied. Because certain of the Company’s business units were successful in achieving the threshold level of performance under their BOP goals and Mr. Balagna and Ms. Munjal would be scheduled to receive payouts under the 2015 AIP if employed on the payment date, Mr. Balagna and Ms. Munjal would have been entitled to receive a pro-rated distribution under the 2015 AIP if his respective employment had terminated due to death or disability on January 30, 2016. The pro-ration would be based upon a fraction, the numerator of which is the number of full days worked on active payroll during fiscal year 2015 and the denominator of which is the number of full days in fiscal year 2015. The remaining named executive officers with severance agreements would not have been entitled to a distribution under the 2015 AIP in the event of death or disability because the financial goals pertaining to their AIP assignments were not achieved (see page 20).

2013 Long-Term Incentive Program; 2014 Long-Term Incentive Program; 2015 Long-Term Incentive Program

Any awards under the 2013 LTIP, 2014 LTIP and 2015 LTIP are subject to forfeiture by a named executive officer with a severance agreement in the event of voluntary termination of employment (for any reason other than disability) or involuntary termination for any reason (other than death), except as prohibited by law. If such a named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial goals under the 2013 LTIP, 2014 LTIP or 2015 LTIP, as of the termination date, equal or exceed the applicable performance goals and the named executive officer was a participant in the applicable LTIP for at least 12 months of the performance period. Any pro-ration would be based on a fraction, the numerator of which is the number of full months during the performance period in which the executive was a participant, and the denominator of which is the number of full months in the applicable performance period.

As of January 30, 2016, the financial goals under 2013 LTIP, 2014 LTIP and 2015 LTIP were not equal to or in excess of the applicable performance goals and, with respect to the 2013 LTIP and 2014 LTIP, participation requirement; therefore, no named executive officer participating in the 2013 LTIP, 2014 LTIP or 2015 LTIP would have been entitled to any payments under these plans in the event of death or disability on January 30, 2016.

2013 Cash Long-Term Incentive Program; 2014 Cash Long-Term Incentive Program; 2015 Cash Long-Term Incentive Program

If a named executive officer with a severance agreement voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death) prior to the applicable vesting date, he or she will forfeit his or her 2013 Cash LTI award, 2014 Cash LTI award and 2015 Cash LTI award, if any, in each case except as prohibited by law. If such named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the named executive officer was employed by one or more of the Company or one of its subsidiaries for at least 12 months of the three year service period. As of January 30, 2016, Mr. Balagna and Ms. Munjal would have been employed for at least 12 months of the 2013, 2014 and 2015 Cash LTI Plans respective service periods, and therefore would be entitled to payments under this program in the event of death or disability.

Time-Based Equity Compensation

Any unvested restricted stock held by our named executive officers on January 30, 2016 would have been forfeited upon termination of employment with the Company.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	31

EXECUTIVE COMPENSATION

Potential Payments Upon Termination of Employment

The table below summarizes the potential payouts to our named executive officers for the termination events described above assuming such termination occurred on January 30, 2016.

Edward S. Lampert(a)	Salary Continuation	Continuation of Medical/ Welfare Benefits(b)	Target Bonus(c)	AIP Payment		LTIP Payment	Cash LTI Payment		Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$—	$—	$—	$—		$—	$—		$—	$—
Termination without Cause	—	—	—	—		—	—		—	—
Termination with Cause	—	—	—	—		—	—		—	—
Voluntary Termination	—	—	—	—		—	—		—	—
Termination due to Disability	—	—	—	—		—	—		—	—
Termination due to Retirement	—	—	—	—		—	—		—	—
Termination due to Death	—	—	—	—		—	—		—	—

Robert A. Schriesheim	Salary Continuation	Continuation of Medical/ Welfare Benefits(b)	Target Bonus(c)	AIP Payment		LTIP Payment	Cash LTI Payment		Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$800,000	$7,677	$1,200,000	$—		$—	$—		$—	$2,007,677
Termination without Cause	800,000	7,677	1,200,000	—		—	—		—	2,007,677
Termination with Cause	—	—	—	—		—	—		—	—
Voluntary Termination	—	—	—	—		—	—		—	—
Termination due to Disability	—	—	—	—		—	—		—	—
Termination due to Retirement	—	—	—	—		—	—		—	—
Termination due to Death	—	—	—	—		—	—		—	—

Jeffrey A. Balagna	Salary Continuation	Continuation of Medical/ Welfare Benefits(b)	Target Bonus(c)	AIP Payment		LTIP Payment	Cash LTI Payment		Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$750,000	$6,022	$—	$—		$—	$—		$—	$756,022
Termination without Cause	750,000	6,022	—	—		—	—		—	756,022
Termination with Cause	—	—	—	—		—	—		—	—
Voluntary Termination	—	—	—	—		—	—		—	—
Termination due to Disability	—	—	—	44,347	(d)	—	506,142	(e)	—	551,844
Termination due to Retirement	—	—	—	—		—	—		—	—
Termination due to Death	—	—	—	44,347	(d)	—	506,142	(e)	—	551,844

Girish Lakshman	Salary Continuation	Continuation of Medical/ Welfare Benefits(b)	Target Bonus(c)	AIP Payment		LTIP Payment	Cash LTI Payment		Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$750,000	$5,484	$—	$—		$—	$—		$—	$755,484
Termination without Cause	750,000	5,484	—	—		—	—		—	755,484
Termination with Cause	—	—	—	—		—	—		—	—
Voluntary Termination	—	—	—	—		—	—		—	—
Termination due to Disability	—	—	—	—		—	—		—	—
Termination due to Retirement	—	—	—	—		—	—		—	—
Termination due to Death	—	—	—	—		—	—		—	—

32	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Leena Munjal	Salary Continuation	Continuation of Medical/ Welfare Benefits(b)	Target Bonus(c)	AIP Payment		LTIP Payment	Cash LTI Payment		Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$600,000	$7,677	$—	$—		$—	$—		$—	$607,767
Termination without Cause	600,000	7,677	—	—		—	—		—	607,767
Termination with Cause	—	—	—	—		—	—		—	—
Voluntary Termination	—	—	—	—		—	—		—	—
Termination due to Disability	—	—	—	14,435	(d)	—	100,479	(e)	—	110,396
Termination due to Retirement	—	—	—	—		—	—		—	—
Termination due to Death	—	—	—	14,435	(d)	—	100,479	(e)	—	110,396
(a)

Mr. Lampert is not entitled to severance benefits if his employment with the Company is terminated for any reason, and has not entered into a severance agreement with the Company. Accordingly, he would not have received any benefits if his employment had terminated on January 30, 2016.

(b)	For Messrs. Schriesheim, Balagna and Lakshman and Ms. Munjal, the amounts represent the continuation of medical benefits for one year.
(c)

For Mr. Schriesheim, this amount represents the amount of his target AIP bonus under his severance agreement for the 2015 fiscal year. Messrs. Balagna and Lakshman and Ms. Munjal are not entitled to receive target bonuses under the terms of their severance agreements.

(d)

Because certain of the Company’s business units achieved threshold level of performance under the 2015 AIP and Mr. Balagna and Ms. Munjal would be scheduled to receive a payout under the AIP, Mr. Balagna and Ms. Munjal (or their respective estates) would have been entitled to a distribution in the amount of $44,347 and $14,435, respectively, under the terms of the 2015 AIP if such named executive officer’s employment had terminated on January 30, 2016 due to permanent and total disability or death.

(e)

Mr. Balagna would be entitled to receive a pro-rated payment of $240,304, $177,272 and $88,566 for his 2013, 2014 and 2015 Cash LTI Awards respectively, and Ms. Munjal would be entitled to receive a pro-rated payment of $44,358, $37,424 and $18,697 for her 2013, 2014 and 2015 Cash LTI Awards respectively.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	33

COMPENSATION OF DIRECTORS

The following table shows information concerning the compensation paid in fiscal year 2015 to non-employee directors who served on the Board during fiscal year 2015.

Name	Fees Earned or Paid in Cash	Total
C. Alvarez	$60,000	$60,000
P. DePodesta	60,000	60,000
K. Kamlani	60,000	60,000
W. Kunkler	60,000	60,000
S. Mnuchin	60,000	60,000
A. Reese	70,000	70,000
T. Tisch	60,000	60,000

Sears Holdings provides its non-employee directors an annual cash retainer in the amount of $60,000 for serving as a director of the Company, except that Ms. Reese receives an additional $10,000 retainer for service as chair of the Audit Committee. Mr. Berkowitz and Ms. Haas were elected to the Board of Directors during fiscal year 2016, and accordingly did not receive compensation for fiscal year 2015, and Mr. Berkowitz has requested to forego any compensation for his service as a non-employee director of the Company.

34	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

ITEM 2.	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act we are providing our stockholders with an annual opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

At the Company’s annual meeting of stockholders held in May 2015, over 99% of the votes cast on the advisory vote to approve the compensation of our named executive officers were voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support for the Company’s approach to executive compensation.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek, to the extent practicable, to link the compensation of our named executive officers with the Company’s performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2015 compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company or our Board or the Compensation Committee of the Board. However, the Board and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding our named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement.”

The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers as described in this proxy statement.

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	35

ITEM 3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2016. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

The Board and the Audit Committee recommend a vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2016.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, for each of the past two fiscal years:

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees(1)	$6,223,000	$7,517,000
Audit-Related Fees(2)	2,781,000	4,055,000
Tax Fees(3)	871,000	635,000
All Other Fees(4)	0	111,000

Total	$9,875,000	$12,318,000
(1)

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters as well as audit services in connection with statutory or regulatory filings.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2015 and 2014, this category consisted primarily of services related to audits and related accounting consultations in connection with divestitures, service auditors’ examination procedures, and employee benefit plan audits.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance and tax planning and advice. Fees for tax compliance services totaled $261,000 and $355,000 in 2015 and 2014, respectively. Tax compliance services included federal, state, local and international income tax return assistance, sales and use tax return assistance and assistance with tax audits. Fees for tax planning and advisory services totaled $611,000 and $280,000 in 2015 and 2014, respectively.

(4)	All Other Fees consist of fees for permitted advisory services related to the Company’s conflict minerals compliance program and the Sears Canada Inc. distribution network rationalization.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve services on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the services were within the annual estimate but not specifically approved. If the Chair so approves any such services, she will report that approval to the full Committee at the next Committee meeting.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

36	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NASDAQ listing rules. The Audit Committee Charter complies with the NASDAQ listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Sears Holdings Corporation for the fiscal year ended January 30, 2016 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Sears Holdings Corporation be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 30, 2016.

Audit Committee

Ann N. Reese, Chair

William C. Kunkler, III

Thomas J. Tisch

SEARS HOLDINGS CORPORATION - 2016 Proxy Statement	37

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2017 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2017 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, it must be delivered to the Company not later than December 2, 2016, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2017 Annual Meeting changes by more than 30 days from anniversary of the date of our 2016 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2017 Annual Meeting.

If you want to submit a stockholder proposal for our 2017 Annual Meeting, but you do not require that the proposal be included in the

Company’s proxy materials, you must notify the Company of such proposal on or prior to the date that is 90 days before the 2017 Annual Meeting. However, if the 2017 Annual Meeting is not held on or within eight days of May 23, 2017, and if we provide you with less than 100 days’ notice or public disclosure of the 2017 Annual Meeting date, your notice must not be received later than the 10th day following the date on which we give notice or public disclosure of the meeting date. Your notice must also include the information required by our By-Laws.

All stockholder proposals must be delivered to the Company at the following address: Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal year 2015.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT NOTE ON VOTING

The interest and cooperation of all stockholders in the affairs of Sears Holdings Corporation are considered to be of the greatest importance by your management. Even though you expect to attend the Annual

Meeting, it is requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

38	SEARS HOLDINGS CORPORATION - 2016 Proxy Statement

SEARS HOLDINGS CORPORATION 3333 BEVERLY ROAD HOFFMAN ESTATES, IL 60179	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To allow sufficient time for the trustees of the Sears Holdings Plans to tabulate the vote of the plan shares, you must vote by telephone or Internet or return this proxy so that it is received by 5:00 p.m. Eastern Time on May 9, 2016.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2016. Have your proxy card in hand when you call and then follow the instructions. To allow sufficient time for the trustees of the Sears Holdings Plans to tabulate the vote of the plan shares, you must vote by telephone or Internet or return this proxy so that it is received by 5:00 p.m. Eastern Time on May 9, 2016.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E04401-P75434 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS HOLDINGS CORPORATION The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees:
	01)	Cesar L. Alvarez	06) William C. Kunkler, III
	02)	Bruce R. Berkowitz	07) Edward S. Lampert
	03)	Paul G. DePodesta	08) Steven T. Mnuchin
	04)	Alesia J. Haas	09) Ann N. Reese
	05)	Kunal S. Kamlani	10) Thomas J. Tisch

The Board of Directors recommends that you vote FOR the following:							For	Against	Abstain

2.	Advisory vote to approve the compensation of our named executive officers.						☐	☐	☐

The Board of Directors recommends you vote FOR the following:							For	Against	Abstain

3.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

			Yes	No			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐		Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2016 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

DIRECTIONS TO SEARS HOLDINGS CORPORATION

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Holdings Entrance on the right. Turn right into the Sears Holdings complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Holdings Entrance on the right. Turn right into the Sears Holdings complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Holdings Entrance on the left. Turn left into the Sears Holdings complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E04402-P75434

Sears Holdings Corporation
This Proxy is Solicited on Behalf of the Board of Directors
of Sears Holdings Corporation
May 11, 2016

The undersigned, revoking any proxy previously given, hereby appoint(s) Robert A. Schriesheim, Kristin M. Coleman and Robert A. Riecker, all of whom are officers of Sears Holdings Corporation, and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of Sears Holdings Corporation to be held on May 11, 2016 and at any adjournment or postponement of the meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting, or at any adjournment or postponement of the meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This card also provides voting instructions for any common shares held on the undersigned’s behalf in the Sears Holdings Savings Plan, the Sears Holdings Puerto Rico Savings Plan, and the Sears Holdings Corporation Associate Stock Purchase Plan brokerage account.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, and FOR proposals 2 and 3, except for any shares the undersigned holds in the Sears Holdings Savings Plan and the Sears Holdings Puerto Rico Savings Plan, which will be voted according to the rules of those plans, and his or her Sears Holdings Corporation Associate Stock Purchase Plan brokerage account, which will not be voted.

SEE REVERSE SIDE